                                                                    EXHIBIT 10.5


                          CONSOLIDATED LOAN AGREEMENT

                                by and between

                                  COBANK, ACB

                                      and

                     CELLULAR, INC. FINANCIAL CORPORATION

                         dated as of September 6, 1995

                                           TABLE OF CONTENTS
                                           -----------------

EXHIBITS AND SCHEDULES............................................................................  vi

RECITALS..........................................................................................   1

AGREEMENT.........................................................................................   2
     ARTICLE 1 DEFINED TERMS......................................................................   2

ARTICLE 2  LOAN AMOUNTS...........................................................................  17
     2.1  Commitment Amounts......................................................................  17
          2.1.1  System Loans.....................................................................  17
          2.1.2  Guarantor Repayment Loans........................................................  17
          2.1.3  Paging Loan......................................................................  18
          2.1.4  Acquisition Loans................................................................  18
     2.2  No Funding Obligation in Excess of Pro Rata Share.......................................  18
     2.3  Reduction of Commitments by CoBank......................................................  18
     2.4  Reduction of Commitments by Borrower....................................................  18
     2.5  Activation of Acquisition Loan Commitment...............................................  19
     2.6  Determination of Contiguous System Committed Loan Amount................................  20
     2.7  Activation of Paging System Loan Commitment.............................................  20
     2.8  Rate of Advance of Funds................................................................  20
     2.9  Adjustment to Advanced Subordinated Funds, Guarantor Funds and Bank Funds...............  21

ARTICLE 3  PURPOSES...............................................................................  21
     3.1  System Loans............................................................................  21
     3.2  Guarantor Repayment Loans...............................................................  21
     3.3  Paging Loan.............................................................................  21
     3.4  Acquisition Loans.......................................................................  22

ARTICLE 4  AVAILABILITY...........................................................................  22
     4.1  General.................................................................................  22
     4.2  Revolving Loans.........................................................................  22
     4.3  Acquisition Loans.......................................................................  22
     4.4  Paging Loan.............................................................................  22
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                                       i
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
     4.5  Indirect Default........................................................................  22
     4.6  Default by Underlying Borrower..........................................................  23
     4.7  Increase in the System Committed Loan Amount and Bank Loan Percentage...................  24

ARTICLE 5  INTEREST AND FEES......................................................................  24
     5.1  Interest Calculation....................................................................  24
          5.1.1  Variable Rate Option.............................................................  24
          5.1.2  Fixed Rate Option................................................................  24
          5.1.3  Interest Rate Margin.............................................................  24
          5.1.4  Default Interest Rate............................................................  25
     5.2  Loan Fee................................................................................  25
     5.3  Annual Administration Fee...............................................................  25
     5.4  Amendment Fee...........................................................................  25
     5.5  Agent Fee...............................................................................  25
     5.6  Facility Fee............................................................................  26

ARTICLE 6  PAYMENTS...............................................................................  26
     6.1  Principal Payments......................................................................  26
     6.2  Interest Payments.......................................................................  26
     6.3  Application of Amortized Payments.......................................................  26
     6.4  Manner of Payment.......................................................................  26

ARTICLE 7  PREPAYMENTS............................................................................  27
     7.1  Voluntary Prepayments...................................................................  27
          7.1.1  Voluntary Prepayment of Variable Rate Loan.......................................  27
          7.1.2  Voluntary Prepayment of Fixed Rate Loans.........................................  27
          7.1.3  Funding Losses...................................................................  27
     7.2  Mandatory Prepayments...................................................................  28
          7.2.1  Underlying Borrower Prepayments..................................................  28
          7.2.2  Prepayment on Account of Financial Covenants.....................................  28
          7.2.3  Prepayment on Account of Commitment Amounts......................................  29
          7.2.4  Prepayment Upon Termination of Obligation to Advance Bank Funds..................  29
     7.3  Payment of Accrued Interest and Funding Losses on any Mandatory Prepayments.............  29
     7.4  Minimum Prepayment Amount...............................................................  29

                                      ii
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
     7.5  Application of Prepayments..............................................................  30


ARTICLE 8  COBANK EQUITY..........................................................................  30

ARTICLE 9  SECURITY...............................................................................  30
     9.1  Borrower's Assets.......................................................................  30
     9.2  Guaranty................................................................................  31

ARTICLE 10  REPRESENTATIONS AND WARRANTIES........................................................  31
     10.1  Organization, Eligibility, Etc.........................................................  31
     10.2  Corporate Authority, Due Authorization; Consents.......................................  31
     10.3  Title to Collateral....................................................................  31
     10.4  Litigation.............................................................................  31
     10.5  No Violations..........................................................................  32
     10.6  Binding Agreement......................................................................  32
     10.7  Compliance with Laws...................................................................  32
     10.8  Principal Place of Business............................................................  32
     10.9  Material Agreements....................................................................  32
     10.10  Financial Statements; No Material Adverse Change......................................  32
     10.11  Payment of Taxes......................................................................  33
     10.12  Licenses and Approvals................................................................  33
     10.13  Employee Benefit Plans................................................................  33
     10.14  Equity Investments....................................................................  33
     10.15  Real Property.........................................................................  33
     10.16  Systems...............................................................................  33
     10.17  Paging Systems........................................................................  34
     10.18  Contiguous Systems....................................................................  34
     10.19  Underlying Loans......................................................................  34
     10.20  Distributions; Capital................................................................  35
     10.21  Transfer Restrictions.................................................................  36
     10.22  Disclosure............................................................................  36
     10.23  Holding Company and Investment Company Acts...........................................  36
     10.24  Regulations U and X...................................................................  36
     10.25  Fiscal Year...........................................................................  37
     10.26  Solvency..............................................................................  37

ARTICLE 11  CONDITIONS TO ADVANCES................................................................  37

                                      iii
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
     11.1  Conditions to First Advance for Each System Loan or the Paging
           Loan and to an Advance  under an Acquisition Loan......................................  37
          11.1.1  Permits/Licenses................................................................  37
          11.1.2  Management Agreements...........................................................  37
          11.1.3  Underlying Loan Documents.......................................................  38
          11.1.4  Supporting Underlying Loan Documents............................................  38
          11.1.5  No Change in Acquisition Cost or Underlying Borrower Maximum Financing Need.....  38
          11.1.6  Additional Conditions...........................................................  38
     11.2  Conditions to all Advances.............................................................  38
          11.2.1  Eligibility.....................................................................  38
          11.2.2  Procedure for Advances..........................................................  38
          11.2.3  Committed Loan Amounts..........................................................  39
          11.2.4  Default.........................................................................  39
          11.2.5  Subordinated and Guarantor Funds................................................  39
          11.2.6  Transfer Restrictions and Consents Relating to Guaranty.........................  40
          11.2.7  Further Assurances..............................................................  40
          11.2.8  No Adverse Change...............................................................  40
          11.2.9  List of Authorized Officers.....................................................  40
          11.2.10  Representations and Warranties.................................................  40
     11.3  Conditions to Performance Under This Agreement.........................................  40
          11.3.1  Borrower's Opinion..............................................................  40
          11.3.2  Loan Documents..................................................................  40
          11.3.3  Syndication Agreement...........................................................  40
          11.3.5  CINC Loan Agreement.............................................................  41
          11.3.6  Approvals.......................................................................  41
          11.3.7  Organizational Documents........................................................  41
          11.3.8  Evidence of Corporate Action....................................................  41
          11.3.9  Event of Default................................................................  41
          11.3.10  Searches; UCC Filings..........................................................  41
          11.3.11  No Material Change.............................................................  42
          11.3.12  Eligibility....................................................................  42
          11.3.13  Evidence of Insurance..........................................................  42
          11.3.14  Other Documents................................................................  42
          11.3.15  Fees and Expenses..............................................................  42

ARTICLE 12  AFFIRMATIVE COVENANTS.................................................................  42
     12.1  Books and Records......................................................................  42
     12.2  Reports and Notices....................................................................  42
          12.2.1  Annual Financial Statements.....................................................  43
          12.2.2  Quarterly Financial Statements..................................................  43
          12.2.3  Additional Information..........................................................  43
          12.2.4  Notice of Default...............................................................  43
          12.2.5  Notice of Underlying Loan Default...............................................  43
          12.2.6  Notice of Change in Underlying Borrower Maximum Financing Need..................  44
     12.2.7  Notice of Certain Changes............................................................  44
          12.2.8  Notice of Filings...............................................................  45
          12.2.9  Notice of Change in Directors or Officers.......................................  45
          12.2.10  Notice of Litigation...........................................................  45
          12.2.11  Notice of Material Change......................................................  45
          12.2.12  Notice of Adverse Action Regarding Licenses....................................  45
          12.2.13  Notice of Indirect Default.....................................................  46
          12.2.14  Copy of Notices................................................................  46
     12.3  Eligibility............................................................................  46
     12.4  Maintenance of Existence...............................................................  46
     12.5  Compliance with Legal Requirements; ERISA..............................................  46
     12.6  Taxes..................................................................................  46
     12.7  Insurance..............................................................................  46
     12.8  Title to Assets and Maintenance........................................................  47
     12.9  Payment of Liabilities.................................................................  47
     12.10  Real Property Security Interests......................................................  47
     12.11 Inspection.............................................................................  47
     12.12  Underlying Loan Documents; Guarantor Loan Agreement...................................  47
     12.13  Financial Covenants...................................................................  48
          12.13.1  Equity to Capitalization.......................................................  48
          12.13.2  Consolidated Funded Debt Coverage..............................................  48
          12.13.3  Debt Service Coverage..........................................................  48
          12.13.4  Cash Interest Coverage.........................................................  49
          12.13.5  Working Capital................................................................  49
     12.14  Managed Markets.......................................................................  49
     12.15  Contents of Organization Documents....................................................  49

                                       v
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
          Qualified Leases........................................................................  49

ARTICLE 13  NEGATIVE COVENANTS....................................................................  50
     13.1  Borrowing..............................................................................  50
     13.2  No Other Businesses....................................................................  50
     13.3  Liens..................................................................................  50
     13.4  Sale of Assets.........................................................................  52
     13.5  Liabilities of Others..................................................................  52
     13.6  Dividends, Repurchases and Distributions; Subordinated Debt............................  52
     13.7  Merger.................................................................................  53
     13.8  Loans, Advances and Investments........................................................  53
     13.9  Property and Services from Guarantor...................................................  54

ARTICLE 14  INDEMNIFICATION.......................................................................  54
     14.1  General................................................................................  54
     14.2  Indemnification Relating to Hazardous Substances.......................................  54

ARTICLE 15  EVENTS OF DEFAULT.....................................................................  56
     15.1  Events of Default......................................................................  56
     15.2  No Advances............................................................................  58
     15.3  Acceleration of Interest...............................................................  58

ARTICLE 16  RIGHTS AND REMEDIES...................................................................  59

ARTICLE 17  SYNDICATION/COLLATERAL AGENCY.........................................................  59
     17.1  Creation of Syndication Interests......................................................  59
     17.2  CoBank as Agent Bank...................................................................  59
     17.3  Representations, Warranties, and Covenants for Benefit of Syndication Parties..........  60
     17.4  Rights of Successor Agent Bank.........................................................  60

ARTICLE 18  MISCELLANEOUS.........................................................................  60
     18.1  Costs and Expenses.....................................................................  60
     18.2  Service of Process and Consent to Jurisdiction.........................................  61
     18.3  Jury Waiver............................................................................  61
     18.4  Notices................................................................................  61
     18.5  Successors and Assigns.................................................................  61

                                      vi
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
     18.6  Severability...........................................................................  62
     18.7  Entire Agreement/No Novation...........................................................  62
     18.8  Applicable Law.........................................................................  62
     18.9  Captions...............................................................................  62
     18.10  Amendments............................................................................  62
     18.11  Additional Costs......................................................................  62
     18.12  Capital Requirements..................................................................  63
     18.13  Mutual Release........................................................................  64

                            EXHIBITS AND SCHEDULES
                            ----------------------


Exhibit 1.8                   Advance Request

Exhibit 1.33                  Compliance Certificate

Exhibit 1.135                 Underlying Loan Assignment

Exhibit 2.3                   Consideration Criteria

Exhibit 2.5                   Acquisition Loan Activation Certificate

Exhibit 2.7                   Paging Loan Activation Certificate

Exhibit 4.5                   Covenants

Exhibit 10.9                  Material Agreements

Schedule 1                    Table

                          CONSOLIDATED LOAN AGREEMENT



Cellular, Inc.
Financial Corporation
Englewood, Colorado                                           Loan No. T-5689


     THIS CONSOLIDATED LOAN AGREEMENT (the "Agreement") is entered into as of the 6th day of September, 1995, by and between COBANK, ACB, formerly known as the National Bank for Cooperatives ("CoBank"), for its own benefit and, as Agent Bank, for the benefit of the present and future Syndication Parties, whose mailing address is 5500 South Quebec Street, Greenwood Village, Colorado 80111 and CELLULAR, INC. FINANCIAL CORPORATION, a Colorado corporation, whose mailing address is 5990 Greenwood Plaza Boulevard, Suite 300, Englewood, Colorado 80111 ("Borrower").

                                    RECITALS
                                    --------

     A. CoBank and Borrower entered into that certain Loan Agreement for RSAs dated as of March 15, 1989, which loan agreement was amended by that certain Amended and Restated Loan Agreement for RSAs dated as of November 29, 1989, that certain Amendment No. 1 to Amended and Restated Loan Agreement for RSAs dated as of September 30, 1990, that certain Amendment No. 2 to Amended and Restated Loan Agreement for RSAs dated as of September 30, 1992, that certain Amendment No. 3 to Amended and Restated Loan Agreement for RSAs dated as of December 31, 1992, that certain Amended and Second Restated Loan Agreement for RSAs dated as of March 31, 1993, that certain Amendment No. 1 to Amended and Second Restated Loan Agreement for RSAs dated as of August 2, 1993 and that certain Amendment No. 2 to Amended and

Second Restated Loan Agreement for RSAs dated as of February 22, 1994 (the "Loan Agreement for RSAs").

     B. CoBank and Borrower entered into that certain Loan Agreement for MSAs dated as of March 15, 1989, which loan agreement was amended by that certain Waiver/Amendment No. 1 to Loan Agreement for MSAs dated as of May 5, 1989, that certain Amendment No. 2 to Loan Agreement for MSAs dated as of September 14, 1989, that certain Amendment No. 3 to Loan Agreement for MSAs dated as of September 30, 1990, that certain Amendment No. 4 to Loan Agreement for MSAs dated as of December 20, 1990, that certain Amendment No. 5 to Loan Agreement for MSAs dated as of September 30, 1992, that certain Amended and Restated Loan Agreement for MSAs dated as of March 31, 1993, that certain Amendment No. 1 to Amended and Restated Loan Agreement for MSAs dated as of August 2, 1993, and that certain Amendment No. 2 to Amended and Restated Loan Agreement for MSAs dated as of February 22, 1994 ("Loan Agreement for MSAs").

     C. CoBank and Borrower desire to make certain modifications to the credit facilities provided under the Loan Agreement for RSAs and the Loan Agreement for MSAs and to amend, restate, and consolidate such loan agreements.

                                   AGREEMENT
                                   ---------

     NOW THEREFORE, for good and sufficient consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby amend, restate, and consolidate the Loan Agreement for RSAs and the Loan Agreement for MSAs to read as follows:

II.  DEFINED TERMS

     As used in this Agreement, the following terms shall have the meanings set forth below (and such meaning shall be equally applicable to both the singular and plural form of the terms defined, as the context may require):

     A. ACQUISITION COST: the cost to CINC to acquire (a) a Contiguous System, where CINC will be the Licensee for the Contiguous System, or (b) a Licensee Equity Interest in the Licensee for the Contiguous System, where CINC will not be the Licensee for the Contiguous System.

     B.   ACQUISITION LOAN:  shall have the meaning set forth in Section 2.1.4.

     C. ACQUISITION LOAN ACTIVATION CERTIFICATE: shall have the meaning set forth in Section 2.5.

     D. ACQUISITION LOAN ACTIVATION NOTICE: shall have the meaning set forth in Section 2.6.

     E.   ADDITIONAL COSTS:  shall have the meaning set forth in Section 18.11.

     F. ADVANCE: an advance of funds by any Syndication Party to or for the account of Borrower pursuant to the Aggregate Commitment.

     G. ADVANCE DATE: a day (which shall be a Business Day) on which an Advance is made.

     H. ADVANCE REQUEST: a written request for an Advance to be signed by an officer of Borrower and Guarantor in the form attached hereto as Exhibit 1.8.
                                                                 -----------

     I. AFFILIATES: (a) a corporation or partnership, in which Guarantor, or its wholly-owned subsidiary, holds an ownership interest, which holds a Licensee Equity Interest and (b) a

Licensee in which Guarantor, or its wholly-owned subsidiary, holds an ownership interest.

     J. AGENT BANK: CoBank, in its capacity as agent bank under the Syndication Agreement, for the benefit of all present and future Syndication Parties, together with its successors and assigns in such capacity.

     K.   AGENT BANK RIGHTS: shall have the meaning set forth in Section 17.2.

     L.   AGGREGATE ACQUISITION LOAN COMMITMENT:  $25,000,000.00

     M.   AGGREGATE COMMITMENT:  $165,000,000.00

     N.   AGGREGATE SYSTEM LOAN COMMITMENT:  $140,000,000.00

     O.   AMORTIZED PAYMENTS:  shall have the meaning set forth in Section 6.1.

     P. ASSIGNMENT OF PARTNERSHIP INTEREST ASSIGNMENTS: the Assignment of Partnership Interest Assignments dated as of the date hereof whereby CoBank assigns its rights to CoBank, as Agent Bank for the benefit of the present and future Syndication Parties, under the Partnership Interest Assignment dated as of November 29, 1989 by Guarantor in favor of CoBank and the Partnership Interest Assignment dated as of March 31, 1992 by Guarantor in favor of CoBank.

     Q. BANK DEBT: all Advances, fees, Certificate purchase obligations of Borrower, Funding Losses and all interest, expenses, charges and other amounts payable by Borrower pursuant to the Loan Documents.

     R. BANK FUNDS: funds made available to Borrower by the Syndication Parties pursuant to Advances.

     S.   BANK GROUP:  the Syndication Parties considered collectively.

     T.   BANK GROUP ADVANCE PORTION:  shall have the meaning set forth in
Section 2.8.

     U. BANK SYSTEM LOAN PERCENTAGE: the percentage of the Underlying Borrower Maximum Financing Need which the Syndication Parties will lend to Borrower under a System Loan, as set forth on the Table under the heading "Bank System Loan Percentage."

     V.   BASE RATE:  the Weighted Average Interest Rate plus 100 basis points.

     W. BORROWER COMMITTED LOAN AMOUNT: shall be equal to the Underlying Borrower Maximum Financing Need.

     X. BORROWER DISCOUNTED CASH FLOW: shall mean the Licensee Discounted Cash Flow, where the Underlying Borrower is a Licensee, and the Equity Holder Discounted Cash Flow, where the Underlying Borrower is the holder of a Licensee Equity Interest.

     Y. BUSINESS DAY: any day (a) other than a Saturday or Sunday and other than a day which is a Federal legal holiday or a legal holiday for banks in the State of Colorado or New York, New York, and (b) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, a continuation of or conversion into, or an Interest Period for, a Fixed Rate Loan or a notice by Borrower with respect to any such borrowing, payment, prepayment, continuation, conversion, or Interest Period, on which dealings in U.S. Dollar deposits are carried out in the London interbank market.

     Z. CASH INTEREST COVERAGE: shall mean the Financed Proportionate Operating Cash Flow divided by Cash Interest Expense.

     AA. CASH INTEREST EXPENSE: shall mean the interest expense (as stated in Guarantor's consolidated financial statements determined in accordance with
GAAP) of Guarantor and its consolidated entities for the immediately preceding four Quarters, excluding any interest accreting before September 1, 1998 on account of the 11.75% Senior Subordinated Discount Notes issued by Guarantor in September, 1993.

     BB.  CERTIFICATES:  shall have the meaning set forth in Article 8.

     CC.  CCI ADVANCE PORTION:  shall have the meaning set forth in Section 2.8.

     DD.  CINC:  Cellular Inc. Network Corporation, a Colorado corporation.

     EE. CLOSING: that date on which CoBank, the Syndication Parties, Borrower and Guarantor have executed all Loan Documents and on which the conditions set forth in Section 11.3 of this Agreement have been met.

     FF.  COLLATERAL:  shall have the meaning set forth in Section 9.1.

     GG. COMPLIANCE CERTIFICATE: a certificate of the chief financial officer of each of Borrower and Guarantor acceptable to CoBank and in the form attached hereto as Exhibit 1.33, setting forth in reasonable detail the data
                   ------------
and calculations showing compliance with the financial covenants set forth in
Section 12.13 hereof.

     HH.  COMPUTER PACKAGE:  shall have the meaning set forth in Section 13.1.

     II. CONSOLIDATED ADJUSTED DEBT SERVICE: shall mean, Cash Interest Expense plus principal payments due during the immediately succeeding four Quarters on all Consolidated Funded Debt.

     JJ. CONSOLIDATED CAPITALIZATION: shall mean Consolidated Funded Debt plus Consolidated Equity.

     KK. CONSOLIDATED EQUITY: shall mean the consolidated stockholders' equity of Guarantor and Guarantor's consolidated entities, to be determined in accordance with GAAP (after eliminating any intercompany items).

     LL. CONSOLIDATED FUNDED DEBT: shall mean: (a) an amount equal to the aggregate of all liabilities of Guarantor and Guarantor's consolidated entities for amounts borrowed in loan transactions from other Persons (and including as such a borrowing the amount of interest accreting before September 1, 1998 on account of the 11.75% Senior Subordinated Discount Notes issued by Guarantor in September, 1993), but not including amounts borrowed from vendors (or from any company which owns 25% or more of the voting interests of any such vendor, or with respect to which 25% or more of the voting interests therein is owned by such vendor or by a company which owns 25% or more of the voting interests of such vendor) in connection with the purchase of goods or services; plus (b) Minority Interests.

     MM. CONTIGUOUS SYSTEM: a cellular telephone system which, upon funding of the Acquisition Loan, will be managed by Guarantor pursuant to the Management Agreement dated as of January 16, 1990 by and between Guarantor and CINC, and which satisfies either of the following conditions: (a) some portion of the boundary of such system is adjacent to and connects with some portion of the boundary of a System, or (b) such system (i) will utilize existing switching facilities of a System or of Guarantor and (ii) has some portion of its boundary located within 100 miles of some portion of the boundary of such System or of such mobile telephone switching office of Guarantor.

     NN. CONTIGUOUS SYSTEM COMMITTED LOAN AMOUNT: where CINC will be the Licensee for a Contiguous System, the Licensee Discounted Cash Flow, or, where CINC will hold a Licensee Equity Interest in the Licensee for a Contiguous System, the Equity Holder Discounted Cash Flow.

     OO. CONTIGUOUS SYSTEM INFORMATION: (a) for the Licensee of each Contiguous System, its Ten Year Plan, (b) where CINC will not be the Licensee for the Contiguous System, a copy of the Organization Documents of the Licensee in which CINC will acquire a Licensee Equity Interest, (c) where the Contiguous System has commenced operations, audited financial statements, if available, and otherwise unaudited financial statements, since the date of commencement of operations, but in no event more than the immediately preceding 5 years, of the Licensee for the Contiguous System, and (d) the Acquisition Cost.

     PP. DEFAULT INTEREST RATE: a rate of interest equal to 200 basis points plus the greater of (a) the Variable Rate, or (b) the highest Fixed Rate being charged on any Fixed Rate Loan.
     QQ. DISCOUNTED CASH FLOW AS A PERCENTAGE OF LOAN AMOUNT: shall be equal to the Borrower Discounted Cash Flow divided by the Borrower Committed Loan Amount.

     RR. ENVIRONMENTAL REGULATIONS: as defined in the defini tion of Hazardous Substances.

     SS.  EQUITY HOLDER:  the owner of a Licensee Equity Interest.

     TT. EQUITY HOLDER DISCOUNTED CASH FLOW: (a) with respect to a System Loan, the net present value (discounted at the Base Rate) of the projected Free Cash Flow of the Underlying Borrower, calculated over the period commencing on the date on which CoBank receives the notice required pursuant to Subsection
12.2.6 or 12.2.7 (or, the date on which Borrower in the exercise of reasonable care and judgment should have sent a notice to CoBank pursuant to Subsection
12.2.6 or 12.2.7) through and including
the Maturity Date; (b) with respect to an Acquisition Loan, the net present value (discounted at the Base Rate) of the projected Free Cash Flow of CINC derived from its Licensee Equity Interest in the Licensee for the Contiguous System, calculated over the period commencing on the date of submission to CoBank of the Acquisition Loan Activation Certificate through and including the Maturity Date.

     UU.  ERISA: shall have the meaning set forth in Section 10.13.

     VV.  EVENT OF DEFAULT:  shall have the meaning set forth in Article 15.

     WW.  EXCESS AMOUNT:  shall have the meaning set forth in Section 2.9.

     XX.  FACILITY FEE:  shall have the meaning set forth in Section 5.6.

     YY.  FCC:  Federal Communications Commission.

     ZZ. FCC LICENSE: operating authority awarded by the FCC to a Licensee for the operation of a System or a Contiguous System, as applicable.

     AAA. FCC LICENSE ASSIGNMENT: an assignment of the FCC License or Paging License, as applicable, to be executed by each Underlying Borrower which is a Licensee in favor of Borrower and CoBank, in its role as Agent Bank, in form and substance satisfactory to CoBank.

     BBB.  FINANCED PROPORTIONATE OPERATING CASH FLOW:  shall mean:

          (a) the amount which is the product of:

                (i) the percentage interest in each Licensee owned, directly or indirectly, by an Underlying Borrower and

                (ii) the Operating Cash Flow of each such Licensee, plus

          (b) to the extent not included in (a) above, the amount which is the product of:

                (i) the percentage interest in each Licensee owned, directly or indirectly, by Guarantor and

                (ii) the Operating Cash Flow of each such Licensee; plus

          (c) Guarantor's non-cash expenses (defined as depreciation expense and interest expense to the extent included in operating, marketing, and general administrative expenses as allocated to Licensee) allocated to Affiliates; less

          (d) cash operating expenses excluding interest expense of Underlying Borrowers that are not Licensees; less

          (e) Guarantor's cash expenses not allocated to Affiliates;

          provided, however, that the amount of Financed Proportionate Operating Cash Flow, arising on account of all Licensees (x) for which there is no Management Agreement or (y) with respect to which Guarantor is not the managing general partner, which can be included in the determination of the Financed Proportionate Operating Cash Flow shall not exceed thirty (30%) percent of the amount of the Financed Proportionate Operating Cash Flow from all Licensees for which there is a Management Agreement or as to which Guarantor is the managing general partner.

     CCC. FIXED RATE: the rate for deposits in U.S. Dollars, with maturities comparable to the selected Fixed Rate Period that appears on the display designated as page "3750" of the Telerate Service (or such other page as may replace the 3750 page of that service or, if the Telerate Service shall cease displaying such rates, as published by such other service or services as may be nominated by the British Bankers' Association for the purpose of displaying London Interbank Offered Rates for U.S. Dollar deposits), determined as of 1:00 p.m. (Eastern Standard Time) two (2) Business Days prior to the commencement of such Fixed Rate Period, reserve adjusted basis for Regulation D, plus the applicable Fixed Margin determined pursuant to Subsection 5.1.3.

     DDD.  FIXED RATE LOAN:  shall have the meaning set forth in Subsection
5.1.2.

     EEE. FIXED RATE PERIOD: A period of time which shall be one, three or six months, to be designated by Borrower in accordance with Section 5.1.2.

     FFF.  FIXED RATE REQUEST:  shall have the meaning set forth in Section
5.1.2.

     GGG. FIXED RATE REQUIREMENT: shall have the meaning set forth in Section 5.1.2.

     HHH. FREE CASH FLOW: with respect to a Licensee, earnings before interest, depreciation, amortization of intangibles and any extraordinary items, less capital expenditures, plus or minus the change in working capital; with respect an Equity Holder, the Free Cash Flow of the Licensee in which the Equity Holder owns a Licensee Equity Interest multiplied by the percentage ownership interest of such Equity Holder in such Licensee, less cash expenses and any extraordinary items.

     III.  FUNDING LOSSES:  shall have the meaning set forth in Section 7.1.3.

     JJJ. GAAP: generally accepted accounting principles in the United States of America, applied consistently, as in effect from time to time.

     KKK. GUARANTOR: CommNet Cellular Inc., a Colorado corporation, and its permitted successors and assigns under the Guaranty.

     LLL. GUARANTOR FUNDS: funds advanced by Guarantor to Borrower pursuant to the Guarantor Loan Agreement for the purpose of making Underlying Loans.

     MMM. GUARANTOR LOAN AGREEMENT: the Guarantor Loan Agreement dated as of March 15, 1989 between Guarantor and Borrower, as amended.

     NNN.  GUARANTOR REPAYMENT LOAN:  shall have the meaning set forth in
Section 2.1.2.

     OOO. GUARANTOR SECURITY AGREEMENT: the Second Amended and Restated Guarantor Security Agreement, in form and substance satisfactory to CoBank, to be executed by Guarantor in favor of CoBank, in its role as Agent Bank, as in effect on the date hereof and as hereafter amended.

     PPP. GUARANTY: the Third Amended and Restated Guaranty, in form and substance satisfactory to CoBank, to be executed by Guarantor in favor of CoBank, in its role as Agent Bank, as in effect on the date hereof and as hereafter amended.

     QQQ. HAZARDOUS SUBSTANCES: dangerous, toxic or hazardous pollutants, contaminants, chemicals, wastes, materials or substances, as defined in or governed by the provisions of any federal, state or local law, statute, code, ordinance, regulation, requirement or rule relating thereto ("Environmental

Regulations"), and also including urea formaldehyde, polychlorinated biphenyls, asbestos, asbestos-containing materials, nuclear fuel or waste, and petroleum products, or any other waste, material, substances, pollutant or contaminant which would subject an owner of property to any damages, penalties or liabilities under any applicable Environmental Regulations.

     RRR.  INDEMNIFIED PARTIES:  shall have the meaning set forth in Section
14.1.

     SSS. INDENTURE: that certain Indenture dated as of July 6, 1995 by and between Guarantor, as Issuer, and American Bank National Association, as Trustee with respect to the $100 million of 11 1/4% Subordinated Notes due 2005.

     TTT.  INDIRECT DEFAULT:  shall have the meaning set forth in Section 4.5.

     UUU. LEASEHOLD ASSIGNMENT & CONSENT: the Leasehold Assignment and Consent, in form and substance satisfactory to CoBank, to be executed by Borrower and an Underlying Borrower which is a Licensee.

     VVV. LICENSEE: with respect to a System, Contiguous System, or Paging System, a partnership or corporation that (a) has been established for the purpose of constructing, or acquiring, and operating a System, Contiguous System, or Paging System, as applicable, and (b) with respect to (i) a System or a Contiguous System, holds an FCC License, (ii) the Paging System, holds the Paging License.

     WWW. LICENSEE EQUITY INTEREST: A limited partnership or general partnership interest in, or ownership of capital stock of, a Licensee for a System or a Contiguous System, as applicable.

     XXX. LICENSEE EQUITY INTEREST ASSIGNMENT: an assignment of the Licensee Equity Interest owned by an Underlying Borrower to be executed by each Underlying Borrower which holds a Licensee Equity Interest, in form and substance satisfactory to CoBank.

     YYY. LICENSEE DISCOUNTED CASH FLOW: (a) with respect to a System Loan, the net present value (discounted at the Base Rate) of the projected Free Cash Flow of the Licensee for the System, calculated over the period commencing on the date on which CoBank receives the notice required pursuant to Subsection
12.2.6 or 12.2.7 (or, the date on which Borrower in the exercise of reasonable care and judgment should have sent a notice to CoBank pursuant to Subsection
12.2.6 or 12.2.7) through and including the Maturity Date; (b) with respect to an Acquisition Loan, the net present value (discounted at the Base Rate) of the projected Free Cash Flow of the Licensee for the Contiguous System, calculated over the period commencing on the date of submission to CoBank of the Acquisition Loan Activation Certificate through and including the Maturity Date.

     ZZZ. LOAN DOCUMENTS: this Agreement, the Promissory Notes, the Security Agreement, the Guaranty, the Guarantor Security Agreement, the Assignment of Partnership Interest Assignments and all financing statements and other documents required to grant to CoBank, as Agent Bank, a perfected security interest in the Collateral and in the assets of Guarantor securing the Guaranty.

     AAAA.  LOAN FEE:  shall have the meaning set forth in Section 5.2.

     BBBB. MANAGEMENT AGREEMENT: a management agreement to be executed by Guarantor and an Underlying Borrower, which will be managed directly or indirectly by Guarantor, in form and substance satisfactory to CoBank.

     CCCC.  MATERIAL AGREEMENTS:  shall have the meaning set forth in Section
10.9.

     DDDD.  MATURITY DATE:  shall have the meaning set forth in Section 6.1.

     EEEE. MINIMUM PAYMENT AMOUNT: shall have the meaning set forth in Section 7.4.

     FFFF. MINORITY INTERESTS: shall mean the ownership interest of a Person, other than Guarantor and its consolidated entities, in Guarantor's consolidated entities, as determined in accordance with GAAP.

     GGGG.  MSA:  a metropolitan statistical area as defined by the FCC.

     HHHH. NET COMPANY POP: the product of (a) Guarantor's direct or indirect percentage ownership interest in each Licensee and (b) the estimated total population for the System or Contiguous System operated by such Licensee based upon the most recently available Strategic Marketing, Inc. population estimates for such System or Contiguous System, as applicable, or if Strategic Marketing, Inc. no longer publishes such information, other similar market services of general acceptance in the cellular telephone industry.

     IIII. NOTES: the 11 1/4% Subordinated Notes due 2005 issued by Guarantor pursuant to the Indenture.

     JJJJ. NTFC: NTFC Capital Corporation, a Delaware corporation, formerly known as Northern Telecom Finance Corporation.

     KKKK. OPERATING CASH FLOW: shall mean earnings before equity in net earnings or net losses of Affiliates, net interest expense, income tax expense, and depreciation and amortization expense, excluding any extraordinary gains or losses, for the immediately preceding four Quarters, all determined in accordance with GAAP.

     LLLL. ORGANIZATION DOCUMENTS: in the case of a corporation, its articles or certificate of incorporation and bylaws; in the case of a partnership, its partnership agreement and certificate of limited partnership, if applicable; in the case of a limited liability company, its articles of organization and its operating agreement.

     MMMM.  OVERFUNDING CONDITION:  shall have the meaning set forth in Section
2.9.

     NNNN.  OVERFUNDING PARTY:  shall have the meaning set forth in Section 2.9.

     OOOO. PAGING: CCI Wireless Co., a Colorado corporation, which is a wholly-owned subsidiary of Guarantor whose sole business consists of the acquisition, or construction, and the operation of the Paging System and which is or will be the holder of the Paging License.

     PPPP. PAGING LICENSE: all operating authorities awarded by the FCC to Paging which are required in order to operate the Paging System.

     QQQQ.  PAGING LOAN:  shall have the meaning set forth in Section 2.1.3.

     RRRR. PAGING LOAN ACTIVATION CERTIFICATE: shall have the meaning set forth in Section 2.7.

     SSSS. PAGING SYSTEM: a system for one-way communication service for which the Paging License has been obtained and which is or, upon acquisition by Paging, will be, managed by Guarantor pursuant to the Management Agreement between Guarantor and Paging to be executed on or before the first Advance under the Paging Loan.

     TTTT. PAGING SYSTEM COST: the cost to Paging to acquire, or construct, and to operate the Paging System.

     UUUU. PAGING SYSTEM INFORMATION: (a) Paging's Ten Year Plan, (b) where the Paging System has commenced operations, audited financial statements, if available, and otherwise unaudited financial statements, since the date of commencement of operations, but in no event more than the immediately preceding 5 years, of the Licensee(s) for the Paging System prior to the consummation of Paging's acquisition of the Paging System, and (c) the Paging System Cost.

     VVVV.  PAGING SYSTEM LOAN COMMITMENT: $5,000,000.00

     WWWW. PERSON: any individual, corporation, association, partnership, trust, organization, government, governmental agency, or other entity.

     XXXX. POTENTIAL DEFAULT: any event which with the giving of notice or lapse of time, or both, would become an Event of Default.

     YYYY.  PRINCIPAL REDUCTION COMMITMENT:  $80,000,000.00

     ZZZZ. PRINCIPAL REDUCTION LOAN: the loan made, or to be made, by Guarantor to Borrower in the maximum principal sum of $80,000,000.00, the proceeds of which (a) were used by Borrower to reduce the amount of indebtedness outstanding under the Loan Agreement for RSAs and the Loan Agreement for MSAs, and (b) will be used by Borrower to reduce the amount of Bank Debt outstanding.

     AAAAA. PROMISSORY NOTES: each promissory note made as of the date hereof by Borrower payable to the order of a Syndication Party to evidence Borrower's obligations under this Agreement to such Syndication Party, and all amendments, renewals, substitutions and extensions thereof, which, in aggregate, shall not exceed the Aggregate Commitment.

     BBBBB. PRO RATA SHARE: for each Syndication Party other than CoBank, the dollar amount of the Aggregate Commitment allocated by CoBank to such Syndication Party, as set forth in the Syndication Agreement, divided by the Aggregate Commitment; for CoBank, the Aggregate Commitment minus the dollar amount of the Aggregate Commitment allocated to all Syndication Parties other than CoBank, as set forth in the Syndication Agreement, divided by the Aggregate Commitment; provided, however that the Pro Rata Share of any Syndication Party shall not exceed the Maximum Syndication Amount (as such term is defined in the Syndication Agreement) for such Syndication Party.

     CCCCC. QUALIFIED LEASE: a lease, easement, license or other interest in real property in form and substance satisfactory to CoBank which an Underlying Borrower which is a Licensee and has outstanding advances from Borrower shall enter into with respect to each site leased by such Underlying Borrower on which equipment is being used in the operation of a System, Contiguous System or Paging System.

     DDDDD. QUARTER: the quarters of the calendar year commencing as of January 1, April 1, July 1 and October 1.

     EEEEE.  REGULATORY CHANGE:  shall have the meaning set forth in Section
18.11.

     FFFFF. REQUISITE SYNDICATION PARTIES: shall mean Syndication Parties holding, in the aggregate, Syndication Shares (as defined in the Syndication Agreement) equal to at least Seventy-five percent (75%).

     GGGGG.  RSA:  A rural service area as defined by the FCC.

     HHHHH. SECURITY AGREEMENT: the Second Amended Restated Security Agreement, in form and content satisfactory to CoBank, to be executed by Borrower in favor of CoBank and, in its role as Agent Bank, in favor of the Syndication Parties, as in effect on the date hereof and as hereafter amended.

     IIIII.  ST. PAUL:  St. Paul Bank for Cooperatives.

     JJJJJ. SUBORDINATED DEBT: Any (a) indebtedness of Guarantor or Guarantor's consolidated entities subordinate to the Bank Debt and the terms of which indebtedness include a subordination provision satisfactory to CoBank, or, as to Subordinated Debt incurred after the date hereof, satisfactory to the Requisite Syndication Parties, and (b) indebtedness of Borrower to Subordinated Lending Parties pursuant to Subordinated Loan Agreements.

     KKKKK. SUBORDINATED FUNDS: funds advanced by Subordinated Lending Parties to Borrower pursuant to Subordinated Loan Agreements for the purpose of making Underlying Loans.

     LLLLL. SUBORDINATED LENDING PARTY: one or more parties, other than Borrower and Guarantor, to any Subordinated Loan Agreement.

     MMMMM. SUBORDINATED LOAN AGREEMENT: Each loan agreement entered into by Borrower with Subordinated Lending Parties which (a) obligates, subject to the terms and conditions thereof, Subordinated Lending Parties to advance Subordinated Funds to Borrower, and (b) subordinates to the Bank Debt, through the inclusion of a provision in form and substance satisfactory to CoBank, or, as to a Subordinated Loan Agreement entered into after the date hereof, satisfactory to the Requisite Syndication Parties, the debt of Borrower to the Subordinated Lending Parties for the Subordinated Funds.

     NNNNN. SUCCESSOR AGENT BANK: shall have the meaning set forth in Section 17.4.

     OOOOO. SYNDICATION AGREEMENT: the Syndication and Agent Bank Agreement dated as of September 6, 1995 by and between CoBank, on its own behalf and as Agent Bank, Shawmut Bank Connecticut, N.A., Bank One, Colorado, N.A., and NTFC, as it may be amended from time to time.

     PPPPP. SYNDICATION PARTIES: the parties, at any time, to the Syndication Agreement and their permitted successors and assigns under the Syndication Agreement.

     QQQQQ.  This Subsection intentionally omitted.

     RRRRR. SYSTEM: a cellular telephone system servicing a RSA or a MSA and described on the Table.

     SSSSS. SYSTEM COMMITTED LOAN AMOUNT: the maximum amount of Bank Funds to be made available by the Syndication Parties to Borrower to fund loans to an Underlying Borrower for a System as set forth on the Table.

     TTTTT. SYSTEM LOAN: Bank Funds advanced to Borrower for the purpose of funding a loan described on the Table, as it may be amended from time to time.

     UUUUU.  TABLE:  Schedule 1 to this Agreement.

     VVVVV. TEN YEAR PLAN: the 10-year operating plan for the Licensee which is the Underlying Borrower or in which the Underlying Borrower has or will acquire a Licensee Equity Interest, as applicable, which shall contain certain financial information, including without limitation financial projections (including but not limited to income statements, balance sheets and cash flow statements for the Licensee and, where the Underlying Borrower is an Equity Holder, projections of distributions or dividends to the Underlying Borrower for the period commencing on the date of submission of the Ten Year Plan through and including the Maturity Date.

     WWWWW.  TERMINATION DATE:  December 31, 1996.

     XXXXX. UNDERLYING BORROWER: with respect to a System Loan, those entities which have received loans from Borrower for the purpose of constructing and operating Systems and which are described on the Table under the heading "Underlying Borrowers";

with respect to an Acquisition Loan, CINC, or such entity as may be approved in writing by CoBank in its sole discretion; with respect to the Paging Loan, Paging.

     YYYYY. UNDERLYING BORROWER ADVANCE REQUEST: any advance request submitted by an Underlying Borrower to Borrower in accordance with the terms of the Underlying Loan Agreement executed by such Underlying Borrower and Borrower.

     ZZZZZ. UNDERLYING BORROWER INTEREST: If the Underlying Borrower is a partnership, any and all partner, equity or voting interests in such Underlying Borrower, and any certificates or other evidence thereof; if the Underlying Borrower is a corporation, any and all shares of stock or other equity or voting securities of such Underlying Borrower, and any certificates or other evidence thereof.

     AAAAAA. UNDERLYING BORROWER MAXIMUM FINANCING NEED: The estimate of the maximum financing need of an Underlying Borrower prior to the Termination Date which is indicated in the Ten Year Plan as the highest ending balance of debt in any one year prior to the Termination Date.

     BBBBBB. UNDERLYING BORROWER OPINION: an opinion letter or letters to be issued by counsel for each Underlying Borrower (who shall be acceptable to CoBank) in connection with the Underlying Loan Agreement between CoBank and such Underlying Borrower, in form and content reasonably acceptable to CoBank.

     CCCCCC. UNDERLYING LOAN: a loan of Bank Funds and Subordinated Funds and/or Guarantor Funds by Borrower to an Underlying Borrower pursuant to an Underlying Loan Agreement for a purpose permitted under Sections 3.1, 3.3 or 3.4 of this Agreement.

     DDDDDD. UNDERLYING LOAN AGREEMENT: the loan agreement, in form and substance satisfactory to CoBank, by and between an Underlying Borrower and Borrower.

     EEEEEE. UNDERLYING LOAN ASSIGNMENT: an assignment, in the form attached hereto as Exhibit 1.135, of all right, title and interest of Borrower in the
          -------------
Underlying Loan Documents, to be executed by Borrower in favor of CoBank, in its role as Agent Bank, in connection with each Underlying Loan.

     FFFFFF. UNDERLYING LOAN DEFAULT: an event of default, or any event which, with the giving of notice or lapse of time, or both, would become a breach, default, or event of default, under an Underlying Loan Agreement.

     GGGGGG. UNDERLYING LOAN DOCUMENTS: for each Underlying Loan, the Underlying Loan Agreement, Underlying Note, Underlying Borrower Opinion, Underlying Loan Assignment, Underlying Security Agreements.

     HHHHHH. UNDERLYING NOTE: the promissory note, in form and substance satisfactory to CoBank, which is executed by each Underlying Borrower in favor of Borrower and which evidences the obligations of the Underlying Borrower under the Underlying Loan Agreement.

     IIIIII. UNDERLYING SECURITY AGREEMENTS: the security agreements, mortgages, deeds of trust, financing statements, assignments and/or other security documents to be executed by each Underlying Borrower in favor of Borrower and which secure the Underlying Note with a first lien on all assets of the Underlying Borrower, including without limitation the FCC License Assignment and a Leasehold Assignment & Consent, where the Underlying Loan is to a Licensee, and the Licensee Equity Interest Assignment, where the Underlying Borrower owns a Licensee Equity Interest, all to be in form and substance acceptable to CoBank.

     JJJJJJ. VARIABLE RATE: a rate of interest per annum equal to the "prime rate" as published from time to time in the Eastern Edition of the Wall Street
                                                                   -----------
Journal as the average prime lending
-------
rate for seventy-five percent (75%) of the United States'thirty (30) largest commercial banks, or if the Wall Street Journal shall cease publication or cease
                            -------------------
publishing the "prime rate" on a regular basis, such other regularly published average prime rate applicable to such commercial banks as is acceptable to CoBank in its sole discretion, plus the applicable Variable Margin determined pursuant to Subsection 5.1.3.

     KKKKKK. VARIABLE RATE LOANS: shall have the meaning set forth in Section 5.1.1.

     LLLLLL. WEIGHTED AVERAGE INTEREST RATE: the actual interest accrued on the Bank Debt during the immediately preceding Quarter divided by the average daily principal balance of Bank Debt outstanding during such Quarter multiplied by four.

     MMMMMM. WORKING CAPITAL: shall mean, on a consolidated basis, the current assets of Guarantor less the current liabilities of Guarantor, both determined in accordance with GAAP.

III.  LOAN AMOUNTS

     A. COMMITMENT AMOUNTS. Subject to the terms and conditions of this Agreement, funds will be advanced under the Aggregate Commitment pursuant to the following commitments:

          1. SYSTEM LOANS. The Syndication Parties, subject to the limitation set forth in Section 2.2 of this Agreement, shall lend to Borrower a principal sum not to exceed, for each System Loan, the System Committed Loan Amount; provided, however, that the aggregate amount of all System Loans, Guarantor Repayment Loans and the Paging Loan outstanding at any time shall not exceed the Aggregate System Loan Commitment.

          2. GUARANTOR REPAYMENT LOANS. The Syndication Parties, subject to the limitation set forth in Section 2.2 of this Agreement, shall lend to Borrower an aggregate principal amount not to exceed the Principal Reduction Commitment ("Guarantor Repayment Loan"); provided, however, that the aggregate amount of all System Loans, Guarantor Repayment Loans and the Paging Loan outstanding at any time shall not exceed the Aggregate System Loan Commitment.

          3. PAGING LOAN. The Syndication Parties, subject to the limitation set forth in Section 2.2 of this Agreement, shall lend to Borrower an aggregate principal amount for the Paging System not to exceed the Paging System Loan Commitment ("Paging Loan"); provided, however, that the aggregate amount of all System Loans, Guarantor Repayment Loans and the Paging Loan outstanding at any time shall not exceed the Aggregate System Loan Commitment and provided further that CoBank may, in its sole discretion, limit the amount which may be advanced under the Paging Loan prior to the issuance, or assignment, as applicable, of the Paging License for the Paging System.

          4. ACQUISITION LOANS. The Syndication Parties shall, subject to the limitation set forth in Section 2.2 of this Agreement, lend to Borrower a principal sum not to exceed, for each Contiguous System, the lesser of (a) the Contiguous System Committed Loan Amount, and (b) the Acquisition Cost ("Acquisition Loan"); provided, however, that the aggregate amount of all Acquisition Loans outstanding at any time shall not exceed the Aggregate Acquisition Loan Commitment.

     B.  NO FUNDING OBLIGATION IN EXCESS OF PRO RATA SHARE.  Each
Syndication Party shall be responsible for its Pro Rata Share of the Aggregate Commitment and each Advance. Borrower acknowledges and agrees that neither CoBank nor any other Syndication Party shall be obligated to fund to Borrower any amount in excess of its respective Pro Rata Share of each Advance.


C. REDUCTION OF COMMITMENTS BY COBANK. CoBank shall have the right to, from time to time, reduce, pursuant to the criteria set forth on Exhibit 2.3, the
                                                            -----------
System Committed Loan Amount and the Bank System Loan Percentage upon receipt of Borrower's notification pursuant to Subsection 12.2.6 or 12.2.7 that (a) the projected or actual Underlying Borrower Maximum Financing Need has decreased 20% or more from the estimate previously submitted by Borrower to CoBank, or (b) the Underlying Borrower's percen tage ownership of a Licensee will decrease. In the event of any reduction of a System Committed Loan Amount or a Bank System Loan Percentage under this Section 2.3, CoBank shall promptly revise the Table to reflect such reduction.

D. REDUCTION OF COMMITMENTS BY BORROWER. Borrower shall have the right, from time to time, to reduce the Aggregate System Loan Commitment or the Aggregate Acquisition Loan Commitment upon two (2) Business Days prior written notice to CoBank provided that the requested reduction in such loan commitment shall not cause (a) the Aggregate System Loan Commitment to be less than the aggregate amount of outstanding Advances made for System Loans, Guarantor Repayment Loans and the Paging Loan, or (b) the Aggregate Acquisition Loan Commitment to be less than the aggregate amount of outstanding Advances made for Acquisition Loans. Any reduction of the Aggregate System Loan Commitment or the Aggregate Acquisition Loan Commitment pursuant to this Section 2.4 shall be irrevocable.


    E. ACTIVATION OF ACQUISITION LOAN COMMITMENT. No later than 45 calendar days prior to the submission of an Advance Request for an Acquisition Loan, Borrower shall submit to CoBank a certificate signed by an officer of Borrower and an officer of Guarantor in substantially the form attached hereto as Exhibit
                                                                         -------
2.5 ("Acquisition Loan Activation Certificate").  The Acquisition Loan
---
Activation Certificate shall (a) identify the Contiguous System which CINC proposes to acquire and the proposed method of acquisition of such Contiguous System; namely, acquisition of the equity or assets of the Licensee for the Contiguous System, (b) set forth the facts which qualify such system as a Contiguous System, including without limitation the location of the boundaries of such system, and the documentation supporting such facts, (c) set forth the Contiguous System Information, (d) certify that all budgets, projections and other documentation submitted by Borrower to CoBank in connection with the Acquisition Loan Activation Certificate are based upon assumptions that are reasonable and realistic, and that no fact has come to light and no event or transaction has occurred which would cause any assumption made therein not to be reasonable or realistic, (e) calculate (i) the dollar amount of all Advances outstanding under the Aggregate Commitment per Net Company Pop after giving effect to the proposed Acquisition Loan, (ii) the ratio of Consolidated Funded Debt to Financed Proportionate Operating Cash Flow for the immediately preceding four Quarters, and (iii) the ratio of Consolidated Funded Debt to Financed Proportionate Operating Cash Flow for the immediately preceding four Quarters after giving effect to the proposed Acquisition Loan, and (f) certify that, after giving effect to the proposed Acquisition Loan, (i) the aggregate amount of all Advances outstanding under the Aggregate Commitment will not exceed $55.00 per Net Company Pop, and (ii) the ratio of Consolidated Funded Debt to Financed Proportionate Operating Cash Flow will not increase from such ratio calculated for the immediately preceding four Quarters. The information contained in the Acquisition Loan Activation Certificate is subject to review by CoBank. If CoBank determines, in its sole discretion, that (a) any such information (including without limitation, assumptions, projections, forecasts or costs included in the Contiguous System Information) lacks a reasonable basis, or (b) that the Acquisition Cost is too high, then CoBank may reject such information, in which case CoBank shall not make the requested Acquisition Loan, or CoBank may make adjustments to such information before determining the Contiguous System Committed Loan Amount. CoBank shall notify Borrower of any proposed adjustments or its rejection of any such information and the reasons therefor prior to giving Borrower the Acquisition Loan Activation Notice pursuant to
Section 2.6.

     F. DETERMINATION OF CONTIGUOUS SYSTEM COMMITTED LOAN AMOUNT. CoBank shall determine the Contiguous System Committed Loan Amount for each Contiguous System for which an Acquisition Loan Activation Certificate is submitted and shall notify Borrower in writing of the Contiguous System Committed Loan

Amount (an "Acquisition Loan Activation Notice") no later than 45 calendar days after CoBank's receipt of the Acquisition Loan Activation Certificate for a Contiguous System unless any information contained in the Acquisition Loan Activation Certificate is rejected pursuant to Section 2.5.

     G. ACTIVATION OF PAGING SYSTEM LOAN COMMITMENT. No later than 45 calendar days prior to the submission of the first Advance Request under the Paging Loan, Borrower shall submit to CoBank a certificate signed by an officer of Borrower and an officer of Guarantor in substantially the form attached hereto as Exhibit
                                                                         -------
2.7 ("Paging Loan Activation Certificate").  The Paging Loan Activation
---
Certificate shall (a) identify the Paging System which Paging proposes to acquire, or construct, and operate, (b) set forth the Paging System Information, and (c) certify that all budgets, projections and other documentation submitted by Borrower to CoBank in connection with the Paging Loan Activation Certificate are based upon assumptions that are reasonable and realistic, and that no fact has come to light and no event or transaction has occurred which would cause any assumption made therein not to be reasonable or realistic. The information contained in the Paging System Activation Certificate is subject to review by CoBank. If CoBank determines, in its sole discretion, that any information (including without limitation, projections, forecasts or costs included in the Paging System Information) lacks a reasonable basis, then CoBank may reject such information, in which case CoBank shall not make the requested Advance under the Paging Loan, or CoBank may make adjustments to such information. CoBank shall notify Borrower of any proposed adjustments or its rejection of any such information and the reasons therefor.

     H. RATE OF ADVANCE OF FUNDS. Until the amount of Subordinated Funds and Guarantor Funds advanced to Borrower for a System are equal to the Underlying Borrower Maximum Financing Need minus the System Committed Loan Amount, the portion of the Underlying Borrower Advance Request which Borrower, in turn, may request in an Advance Request for such System and which the Bank

Group shall be obligated hereunder to advance Bank Funds ("Bank Group Advance Portion") shall be equal to the lesser of (x) fifty percent (50%) of the amount of such Underlying Borrower Advance Request, and (y) the unadvanced portion of the System Committed Loan Amount. The difference between the amount of any Underlying Borrower Advance Request and the Bank Group Advance Portion shall be advanced to Borrower from Subordinated Funds and Guarantor Funds ("CCI Advance Portion").

     I. ADJUSTMENT TO ADVANCED SUBORDINATED FUNDS, GUARANTOR FUNDS AND BANK FUNDS. In the event that (a) the Table is revised after the date hereof so as to change the System Committed Loan Amount and the Bank System Loan Percentage for a System, or (b) to the extent that the System Committed Loan Amount and the Bank System Loan Percentage for a System as set forth on the Table constitutes a change from the System Committed Loan Amount (or "Committed Loan Amount") and the Bank System Loan Percentage as previously in effect for a System, and (c) as a result, (i) the amount of Bank Funds advanced to Borrower for such System exceeds the System Committed Loan Amount, or (ii) the amount of Guarantor Funds and/or Subordinated Funds advanced to Borrower exceed that amount which is equal to the Borrower Committed Loan Amount less the System Committed Loan Amount (the amount of such excess funding under (i) or (ii) shall be referred to herein as the "Excess Amount"), then the Person who has advanced funds in excess of their respective maximum amount shall be paid the Excess Amount, upon five (5) Business Days' prior written notice, by the Person or Persons whose maximum amount has not been exceeded. If, as a result of (a) or (b) above, neither the Bank Group nor Guarantor nor any Subordinated Lending Party has exceeded their respective maximum amount of funds to be advanced to Borrower for such System, but the aggregate amount of the advances made by any such party ("Overfunding Party") has exceeded their respective Advance Portion as set forth in Section
2.8 hereof ("Overfunding Condition"), then, notwithstanding the provisions of
Section 2.8 hereof, the portion of each future Underlying Borrower Advance Request which such Overfunding Party is required to fund shall be adjusted as appropriate so as to cure such Overfunding Condition as promptly as possible.

IV.  PURPOSES

     A. SYSTEM LOANS. The proceeds of any System Loan may be used only to fund a loan to (a) an Underlying Borrower which is a Licensee for the purpose of constructing and operating a System, or (b) an Underlying Borrower which is not a Licensee for the purpose of acquiring or maintaining a Licensee Equity Interest in a Licensee for a System.

     B. GUARANTOR REPAYMENT LOANS. The proceeds of any Guarantor Repayment Loan may be used only to fund the repayment to Guarantor of the Principal Reduction Loan.

     C. PAGING LOAN. The proceeds of any Advance under the Paging Loan may be used only to fund loans to Paging for the purpose of acquiring, or constructing, and operating the Paging System.

     D. ACQUISITION LOANS. The proceeds of any Acquisition Loan may be used only to fund loans to CINC, or such other Underlying Borrower as may be approved in writing by CoBank in its sole discretion, for the purpose of acquiring (a) a Contiguous System or (b) a Licensee Equity Interest in a Licensee for a Contiguous System.

V.  AVAILABILITY

     A. GENERAL. Subject to the terms and conditions of this Agreement, funds under the Aggregate Commitment will be made available to Borrower on any Business Day by wire transfer of immediately available funds in accordance with written wire transfer instructions to be furnished by Borrower to CoBank.

     B. REVOLVING LOANS. Subject to the terms and conditions of this Agreement, Bank Funds made available to Borrower under the

Aggregate Commitment may be borrowed, repaid and reborrowed by Borrower until the Termination Date, subject to the limitations set forth in Section 2.1. From and after the Termination Date, Borrower may not reborrow any principal payments made by Borrower under the Promissory Notes.

     C. ACQUISITION LOANS. In addition to other terms and conditions applicable to Acquisition Loans contained in this Agreement, Advances are available to fund an Acquisition Loan only if, (a) after giving effect to the proposed acquisition and such Acquisition Loan, the aggregate amount of all Advances outstanding under the Aggregate Commitment does not exceed $55.00 per Net Company Pop, and (b) the ratio of Consolidated Funded Debt to Financed Proportionate Operating Cash Flow for the immediately preceding four Quarters after giving effect to the proposed acquisition and such Acquisition Loan does not increase from such ratio calculated for the immediately preceding four Quarters without including the effect of the proposed acquisition and such Acquisition Loan.

     D. PAGING LOAN. In addition to other terms and conditions applicable to the Paging Loan contained in this Agreement, the availability of Advances under the Paging System Loan Commitment is subject to CoBank's review of the Paging System Information and CoBank's determination, in its sole discretion, that such information indicates a reasonable likelihood that Paging will be able to meet its obligation to repay the Paging Loan in accordance with the terms of the loan agreement between Borrower and Paging.

     E. INDIRECT DEFAULT. In the event that a Licensee for a System in which an Underlying Borrower owns a Licensee Equity Interest engages in any business other than the acquisition, or construction, and operation of the System or Contiguous System for which it is the Licensee or has determined to take or has taken action which would, if such action were taken by the Underlying Borrower, result in a violation of the covenant or covenants substantially in the form attached hereto as Exhibit
                   -------

4.5 ("Indirect Default"), then (a) the Syndication Parties shall not be
---
obligated to make any further Advances under the System Loan which was used to fund the Underlying Loan with respect to which the Indirect Default occurred;
(b) Borrower shall use its best efforts to cause the Underlying Borrower to cure the Indirect Default within 90 days of the date on which Borrower learned of the Indirect Default; (c) if the Underlying Borrower does not cause the cure of such Indirect Default within the period set forth in (b), Borrower shall accelerate the Underlying Loan to such Underlying Borrower, or, where the Underlying Loan Agreement contemplates advances for more than one System or Contiguous System and the Indirect Default relates to only one System or Contiguous System, Borrower shall accelerate the portion of the Underlying Loan relating to the System or Contiguous System with respect to which such Indirect Default occurred, and (d) Borrower shall make the mandatory prepayment required pursuant to Section 7.2.1; provided, however, that notwithstanding the foregoing, Borrower must prepay all outstanding Advances made to Borrower for the purpose of funding the Underlying Loan, or portion thereof, with respect to which the Indirect Default occurred no later than 180 days after the expiration of the period set forth in (b).

     F. DEFAULT BY UNDERLYING BORROWER. If, because of an Underlying Loan Default, or otherwise, Borrower has no obligation to make advances to an Underlying Borrower, then (a) the Syndication Parties shall have no obligation to make Advances to Borrower to fund the Underlying Loan to such Underlying Borrower; (b) Borrower shall use its best efforts to cause the Underlying Borrower to cure the Underlying Loan Default within 90 days of the date on which Borrower learned of the Underlying Loan Default; (c) if the Underlying Borrower does not cure such Underlying Loan Default within the period set forth in (b), Borrower shall accelerate the Underlying Loan to such Underlying Borrower, or, where the Underlying Loan Agreement contemplates advances for more than one System or Contiguous System and the Underlying Loan Default relates to only one System or Contiguous System, Borrower shall accelerate the portion of the Underlying

Loan relating to the System or Contiguous System with respect to which such Underlying Loan Default occurred, and (d) Borrower shall make the mandatory prepayment required pursuant to Section 7.2.1; provided, however, that notwithstanding the foregoing, Borrower must prepay all outstanding Advances made to Borrower for the purpose of funding the Underlying Loan, or portion thereof, with respect to which the Underlying Loan Default occurred no later than 180 days after the expiration of the period set forth in (b).

     G. INCREASE IN THE SYSTEM COMMITTED LOAN AMOUNT AND BANK LOAN PERCENTAGE. Borrower may, upon written application to CoBank, request an increase in the System Committed Loan Amount and Bank Loan Percentage with respect to a System, which written application shall set forth the reason for such requested increase in the System Committed Loan Amount and Bank Loan Percentage with respect to a System and shall be accompanied by a revised Ten Year Plan for the System. Upon receipt of such written application, CoBank shall determine, in its sole discretion, whether to increase the System Committed Loan Amount and the Bank Loan Percentage utilizing generally the criteria followed by CoBank in determining such amounts originally.

VI.  INTEREST AND FEES

     A. INTEREST CALCULATION. Interest shall be calculated on the actual number of days each Advance is outstanding on the basis of a year consisting of 360 days. In calculating interest, the Advance Date shall be included and the date each Advance is repaid shall be excluded.

          1. VARIABLE RATE OPTION. Unless Borrower requests and receives a Fixed Rate Loan pursuant to Subsection 5.1.2, the outstanding principal balance under the Promissory Notes shall bear interest at the Variable Rate ("Variable Rate Loans").


          2. FIXED RATE OPTION. From time to time, and so long as no Event of Default has occurred and is continuing, at the request of Borrower ("Fixed Rate Request"), all or any part of the outstanding principal balance under the Promissory Notes may bear interest at the Fixed Rate ("Fixed Rate Loans"), provided however that at least fifty percent (50%) of the outstanding principal balance under the Promissory Notes must bear interest at the Fixed Rate through and including September 30, 1996 ("Fixed Rate Requirement"). The Fixed Rate Request may be made to CoBank orally or in writing on any Business Day (provided that if such request is made orally, Borrower must furnish written confirmation of such request within one (1) Business Day) and is effective as of the third Business Day after the Fixed Rate Request is received if received by CoBank no later than 12 noon Mountain Time or as of the fourth Business Day if received later than 12 noon Mountain Time. The Fixed Rate Request must specify the principal amount that is to bear interest at the Fixed Rate and the Fixed Rate Period selected by Borrower. Following the expiration of the Fixed Rate Period for any Fixed Rate Loan, interest shall automatically accrue at the Variable Rate unless Borrower requests and receives another Fixed Rate Loan as provided in this Subsection 5.1.2.


          3. INTEREST RATE MARGIN. The applicable Variable Margin and Fixed Margin shall be determined for each succeeding Quarter based on the ratio of Consolidated Funded Debt to Financed Proportionate Operating Cash Flow ("CFD/FPOCF") for the most recently completed four Quarters as follows:

          CTD/FPOCF                  VARIABLE MARGIN  FIXED MARGIN

          above 8.0X                        100           250

          8.0 and below, but
          above 6.5X                         75           225

          6.5 and below, but
          above 5.0X                         50           200

          5.0 and below, but

          above 3.5X                         25           175

          3.5X or below                       0           150

          4. DEFAULT INTEREST RATE. All past due payments of any Bank Debt (whether as a result of nonpayment by Borrower when due, at maturity, or upon acceleration) shall bear interest at the Default Interest Rate from and after the due date for the payment, or on the date of maturity or acceleration, as the case may be. If there shall occur an Event of Default or Potential Default, at the option of CoBank, interest shall be payable upon demand by CoBank, and in no event less frequently than monthly.

     B. LOAN FEE. Borrower shall pay CoBank a loan fee of 50 basis points per annum (based on a 360 day year) on the unborrowed amount of the Aggregate Commitment ("Loan Fee") until the Termination Date. The Loan Fee will be computed by CoBank daily and shall be payable quarterly in arrears no later than fifteen days after the end of each Quarter.

     C. ANNUAL ADMINISTRATION FEE. Borrower shall pay CoBank an annual administration fee of $75,000.00 at Closing and on each anniversary thereof.

     D. AMENDMENT FEE. Borrower shall pay CoBank an amendment fee at Closing of 25 basis points on (a) $20,000,000, plus (b) the lesser of (i) the Pro Rata Share of CoBank multiplied by the Aggregate Commitment or (ii) $110,000,000.

     E. AGENT FEE. Borrower shall pay an agent fee of $100,000.00, payable in two equal installments, with the first installment of $50,000.00 having been received by CoBank on April 17, 1995, and the second installment of $50,000.00 due and payable at Closing.

     F. FACILITY FEE. Borrower shall pay CoBank at Closing a facility fee ("Facility Fee") of $425,000.00.

VII.  PAYMENTS

     A. PRINCIPAL PAYMENTS. Principal shall be repaid in quarterly payments due fifteen days after the end of each Quarter ("Amortized Payments") beginning on April 15, 1997 based on the following principal reductions for Quarters ending in the year indicated (calculated on the basis of the principal owing on the Termination Date), with payment in full due no later than January 15, 2001 ("Maturity Date"):


               Year    Payment per Quarter
               ----    -------------------
               1997      3.75% per Quarter
               1998      5.00% per Quarter
               1999      7.50% per Quarter
               2000      8.75% per Quarter

     B. INTEREST PAYMENTS. Interest on Variable Rate Loans shall be payable quarterly in arrears on the fifteenth day following the end of each Quarter. Interest on Fixed Rate Loans shall be payable in arrears upon the maturity of the applicable Fixed Rate Period, but no less frequently than the fifteenth day following the end of each Quarter.

     C. APPLICATION OF AMORTIZED PAYMENTS. Provided no Event of Default or Potential Default has occurred, Borrower shall have the right to designate whether an Amortized Payment is to be applied to a Variable Rate Loan or Fixed Rate Loan and, if to a Fixed Rate Loan, to designate which Fixed Rate Loan or Loans. Upon the occurrence of an Event of Default or Potential Default, all amounts paid to CoBank, as Agent Bank, including Amortized Payments, shall be applied, as CoBank in its sole discretion shall determine, to fees, the purchase of Certificates, interest or principal indebtedness under the Promissory Notes (in such order of maturity as CoBank shall select), or to any other Bank Debt. All Advances and other Bank Debt, and all payments by or on behalf of Borrower, of such amounts, shall be entered on the books of CoBank and such entries shall be presumptive evidence of the unpaid amounts outstanding from time to time under the Promissory Notes and other Loan Documents.

     D. MANNER OF PAYMENT. All payments, including prepayments, that Borrower is required to make under the terms of this Agreement shall be made to CoBank, as Agent Bank, (a) in immediately available federal funds, to be received no later than 12:00 noon Mountain Time of the Business Day on which such payment is due; and (b) without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, impost, duties, charges, fees, deductions, withholding, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless Borrower is compelled by law to make such deduction or withholding. Borrower will deliver promptly to the Syndication Parties certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by Borrower hereunder.

VIII.  PREPAYMENTS

     A. VOLUNTARY PREPAYMENTS. Borrower shall have the option to make the following prepayments:

          1. VOLUNTARY PREPAYMENT OF VARIABLE RATE LOAN. Borrower shall have the right to prepay all or any part of the outstanding principal balance under the Variable Rate Loans upon three (3) Business Days' prior written notice to CoBank. Any written notice by Borrower of its election to prepay under this Subsection 7.1.1 shall be irrevocable.

          2. VOLUNTARY PREPAYMENT OF FIXED RATE LOANS. Borrower shall have the right to prepay all or any part of the outstanding principal balance of any Fixed Rate Loan, provided that (a) Bor rower shall, at least ten (10) Business Days prior to making any such prepayment, deliver to CoBank a written notice which sets forth the amount of the prepayment, the date on which the prepayment will be made, and the Fixed Rate Loan (or portion thereof) being prepaid, (b) Borrower shall pay all accrued and unpaid interest relating to the amount prepaid through the date of prepayment, and (c) on the prepayment date, Borrower shall pay the Funding Losses, if any, resulting from the prepayment. Any written notice by Borrower of its election to prepay under this Subsection 7.1.2 shall be irrevocable.

          3. FUNDING LOSSES. In determining the "Funding Losses" for the purposes of this Agreement, CoBank shall select, in its sole discretion, a security or securities of a type which CoBank is permitted by law to purchase at the date of the prepayment calculation. The selected security or securities shall have payment dates which approximate the scheduled principal and interest payments for the Fixed Rate Loan (or portion thereof) being prepaid. If the Fixed Rate Loan being prepaid is to be repaid in two or more payments, a different security may be selected for each payment date. CoBank will then compare the net present value of the interest which could be expected to be paid on the Fixed Rate Loan (or portion thereof) being prepaid and of the yield which could be expected on the selected security for a comparable period. If the net present value of the yield on the Fixed Rate Loan (or portion thereof) being prepaid exceeds the net present value of the yield on the selected security, the excess is the "Funding Loss." Net present value shall be determined as follows:
(a) with respect to the interest on the Fixed Rate Loan (or portion thereof) being prepaid, the scheduled interest payments shall be discounted from the expiration of the applicable Fixed Rate Period back to the date of prepayment using as a discount rate the applicable Fixed Rate, and (b) with respect to the selected security, the scheduled payments of the current yields on such selected security shall be discounted back for a period comparable to the period for which scheduled interest payments are discounted in the preceding sentence, using as a discount rate the current yield on the selected security. The calculation of "yield" on the selected security shall include interest payments, any premium or discount associated with the purchase of the selected security, any fees or administrative costs associated with the purchase, holding and sale of the selected security, CoBank's tax rate and any reserves which CoBank may be required by law to maintain with respect to the selected security (provided that such fees, administrative costs, tax rate and reserves shall not in the aggregate exceed one percent (1%) of the principal amount being prepaid). In the event of acceleration of the Promissory Notes as provided in Section 15.1, the date of acceleration shall be treated as the date of prepayment for the purpose of determining the Funding Loss under this Subsection. Funding Losses shall be calculated as provided above without consideration of the amount of such losses actually incurred by CoBank or any other Syndication Party.

     B. MANDATORY PREPAYMENTS. Borrower shall be required to make the following prepayments:

          1. UNDERLYING BORROWER PREPAYMENTS. Borrower shall be obligated to prepay the outstanding principal balance under the Promissory Notes in an amount equal to the amount of any prepayment received by Borrower under any Underlying Loan (including without limitation any payment made on account of acceleration of any Underlying Loan) within five (5) Business Days of Borrower's receipt of any such prepayment from an Underlying Borrower. Notwithstanding the foregoing, with respect to a System Loan only Borrower shall have the right to retain that percentage of any prepayment received by Borrower under an Underlying Loan relating to a System equal to 100 minus the Bank System Loan Percentage for that System. Borrower shall have the right to use funds so retained to make principal payments to Guarantor or Subordinated Lending Parties on indebtedness for Subordinated Funds, provided that Borrower shall satisfy the test for such principal payment pursuant to Section 13.6(b).

          2. PREPAYMENT ON ACCOUNT OF FINANCIAL COVENANTS. When a breach of the financial covenants set forth in Section 12.13 of this Agreement exists, CoBank shall have the right, but not the obligation, to require Borrower to prepay the outstanding principal balance under the Promissory Notes in such amount as is necessary in order to remedy such breach of the financial covenants set forth in
Section 12.13 of this Agreement. Any such prepayment shall be made by Borrower immediately upon receipt of written demand by CoBank. The failure of CoBank to require such prepayment does constitute a waiver of an Event of Default based upon such breach of the financial covenants.

          3.  PREPAYMENT ON ACCOUNT OF COMMITMENT AMOUNTS.  When a breach of
Section 2.1 of this Agreement exists, CoBank shall have the right to require Borrower to prepay the outstanding principal balance under the Promissory Notes in such amount as is necessary in order to remedy such breach of Section 2.1 of this Agreement. Any such prepayment shall be made by Borrower immediately upon receipt of written demand by CoBank.

          4. PREPAYMENT UPON TERMINATION OF OBLIGATION TO ADVANCE BANK FUNDS. Upon an Underlying Loan Default, CoBank may require Borrower to make certain prepayments at such time and in such manner as is set forth in Sections 4.5, 4.6, 12.14 and 12.15 of this Agreement.

     C. PAYMENT OF ACCRUED INTEREST AND FUNDING LOSSES ON ANY MANDATORY PREPAYMENTS. Any prepayment of all or part of a Fixed Rate Loan resulting from a prepayment under Section 7.2 shall be accompanied by payment by Borrower of
(a) all unpaid and accrued interest relating to the amount of the Fixed Rate Loan prepaid through the date of prepayment, and (b) any Funding Losses resulting from prepayment of the Fixed Rate Loan, which payment shall be due no later than five (5) Business Days after Borrower's receipt of an invoice from CoBank.

     D. MINIMUM PREPAYMENT AMOUNT. Voluntary prepayments and mandatory prepayments, as permitted or required under this Agreement, must be in amounts no less than $1,000,000 ("Minimum Payment Amount"), provided that (a) such Minimum Payment Amount shall not apply to mandatory prepayments required under Subsections 7.2.2 and 7.2.3 of this Agreement, and (b) mandatory prepayments must be made no less frequently than the fifteenth day following the end of each Quarter, even if they are less than the Minimum Payment Amount. Any mandatory prepayment received by CoBank will be applied to the principal portion of the Amortized Payments required with respect to such Quarter. Mandatory prepayments received in one Quarter may not be applied to Amortized Payments required during any other Quarter. Voluntary prepayments, as well as mandatory prepayments not applied to Amortized Payments (as provided above), shall be applied to discharge principal amounts in the inverse order in which the principal would otherwise become due.

     E. APPLICATION OF PREPAYMENTS. Provided no Event of Default or Potential Default has occurred, Borrower shall have the right to designate whether a prepayment of principal is to be applied to a Variable Rate Loan or Fixed Rate Loan. Upon the occurrence of an Event of Default or Potential Default, Borrower hereby agrees that all amounts paid to CoBank, including prepayments as described in Sections 7.1 and 7.2 of this Agreement shall be applied, as CoBank in its sole discretion shall determine, to fees, the purchase of Certificates, interest or principal indebtedness under the Promissory Notes (in such order of maturity as CoBank shall select), or to any other Bank Debt.

IX.  COBANK EQUITY

     Borrower agrees to purchase such non-voting equity interests in CoBank represented by participation certificates of CoBank ("Certificates") as CoBank may from time to time require in accordance with its bylaws and capital plan; provided, however, that the outstanding principal balance on which such Certificate purchase obligation shall be based is the outstanding principal balance under the Promissory Note executed by Borrower payable to the order of CoBank and shall not include the outstanding principal balance under any Promissory Note executed by Borrower payable to the order of any Syndication Party other than CoBank. In connection with the foregoing, Borrower hereby acknowledges receipt, prior to the execution of this Agreement, of CoBank's bylaws, a written description of the terms and conditions under which the Certificates are issued, CoBank's Loan-Based Capital Plan, CoBank's most recent annual report, and if more recent than CoBank's latest annual report, its latest quarterly report.

X.  SECURITY

     A. BORROWER'S ASSETS. As security for the payment and performance of all obligations of Borrower to CoBank and the other Syndication Parties under the Loan Documents, including but not limited to principal, interest, Certificate purchases, fees, Funding Losses, reimbursements, and all other Bank Debt or obligations under any of the Loan Documents, Borrower shall grant to, and maintain for, CoBank, for its own benefit and, in its role as Agent Bank, for the benefit of the present and future Syndication Parties, a first lien and security interest in all of its assets, both real and personal, tangible and intangible, whether now owned or hereafter acquired, including without limitation the Underlying Loan Documents (the "Collateral"). Borrower shall execute and deliver to CoBank the Security Agreement to evidence the security interest of CoBank, for its own benefit and, in its role as Agent Bank, for the benefit of the present and future Syndication Parties, in the Collateral, together with such financing statements or other documents as CoBank shall request. Borrower shall also execute such further security agreements, mortgages, deeds of trust, financing statements, assignments or other documents as CoBank shall reasonably request, in form and substance as CoBank shall specify, to establish, confirm, perfect or provide notice of CoBank's (for its own benefit and, in its role as Agent Bank, for the benefit of the present and future Syndication Parties) security interest in the Collateral. If requested by CoBank, Borrower and CoBank shall place a legend on chattel paper showing CoBank's security interest therein.

     B. GUARANTY. In addition to the first lien and security interest in all of Borrower's assets, Borrower's obligations under this Agreement and all other Loan Documents shall be guaranteed by Guarantor pursuant to the Guaranty and the Guaranty shall be secured pursuant to the Guarantor Security Agreement.

XI.  REPRESENTATIONS AND WARRANTIES

     Borrower represents, covenants and warrants to the Syndication Parties that:

     A. ORGANIZATION, ELIGIBILITY, ETC. Borrower is eligible to borrow from CoBank and is duly organized, validly existing and in good standing under the laws of the State of Colorado. Borrower has the power to own its property and to carry on its business as presently conducted. Borrower is duly qualified to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary.

     B. CORPORATE AUTHORITY, DUE AUTHORIZATION; CONSENTS. Borrower has full power and authority to execute, deliver and perform the Loan Documents and all other documents and agreements as contemplated by this Agreement, all of which have been duly authorized. All consents or approvals of any Person which are necessary for, or are required as a condition of, the execution, delivery and performance of the Loan Documents have been obtained.

     C. TITLE TO COLLATERAL. Borrower has good and marketable title to all of the Collateral, free and clear of all liens, pledges, restrictions and encumbrances except as permitted by Section 13.3.

     D. LITIGATION. There are no pending legal or governmental actions, proceedings or investigations to which Borrower is a party or to which any property of Borrower is subject which might result in any material adverse change in the business or financial condition of Borrower and, to the best of Borrower's knowledge, no such actions or proceedings are threatened or contemplated by governmental authorities or any other Person.

     E. NO VIOLATIONS. The execution, delivery and performance of the Loan Documents will not (a) violate any provision of Borrower's articles of incorporation or bylaws, or any law, rule, regulation, judgment, order or ruling of any court or governmental agency, or
(b) violate, conflict with, result in a breach of, constitute a default under, or with the giving of notice or the expiration of time or both, constitute a default under, any existing real estate mortgage, indenture, lease, security agreement, contract, note, instrument or any other agreements or documents binding on Borrower or affecting its property.

     F. BINDING AGREEMENT. Each of the Loan Documents to which Borrower is a party is, or when executed and delivered, will be, the legal, valid and binding obligation of Borrower, enforceable in accordance with its terms, subject only to limitations on enforceability imposed by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and by general principles of equity.

     G. COMPLIANCE WITH LAWS. Borrower is in compliance in all material respects with all federal, state, and local laws, rules, regulations, ordinances, codes and orders, including without limitation all laws relating to environmental matters.

     H. PRINCIPAL PLACE OF BUSINESS. Borrower's place of business, or chief executive office if it has more than one place of business, is located in Englewood, Colorado.

     I. MATERIAL AGREEMENTS. All agreements, excluding the Loan Documents and the Underlying Loan Documents, of Borrower, the termination or breach of which would have a material adverse effect on Borrower's financial condition, results of operations, business or prospects of Borrower ("Material Agreements") are listed on Exhibit 10.9 hereto and neither Borrower nor, to Borrower's knowledge,
          ------------
any other party to any Material Agreement is in default thereunder, and no facts exist which with the giving of notice or the passage of time, or both, would constitute such a default. A true, correct and complete copy of each Material Agreement and all amendments thereto has been provided to CoBank by Borrower.

     J. FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE. All consolidated financial statements, schedules, and other written documents relating to the financial condition and results of operations of Borrower and Guarantor which have been submitted by Borrower to CoBank prior to the execution of this Agreement, including without limitation those as of December 31, 1994, present fairly the financial condition and results of operations of Borrower and Guarantor for the period indicated, and are prepared in accordance with GAAP. Since December 31, 1994, there has been no material adverse change in the financial condition, results of operations, business or prospects of Borrower or Guarantor.

     K. PAYMENT OF TAXES. Borrower has filed all required federal, state and local tax returns and has paid all taxes as shown on such returns as they have become due. Borrower has paid when due all other taxes, assessments or impositions levied or assessed against Borrower or its business or properties.

     L. LICENSES AND APPROVALS. Borrower has duly and lawfully obtained and is duly and lawfully maintaining and shall continue to maintain in effect any and all licenses, certificates, permits, qualifications, authorizations, approvals, franchises, patents, copyrights, trademarks, trade names, and the like which are or may be required or necessary to the operation of its business, in every aspect thereof, under the appropriate governmental regulatory agency or agencies, whether federal, state, or local, and shall faithfully comply with any reporting requirement of any such agency.

     M. EMPLOYEE BENEFIT PLANS. Borrower (a) does not maintain, and has never maintained, any "employee benefit plan" subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and (b) does not contribute to, and has never contributed to, any "multiemployer plan" as such term is defined in ERISA.

     N. EQUITY INVESTMENTS. Borrower does not now own, and has never owned, any stock or other voting or equity interest, directly or indirectly, in any Person other than CoBank.

     O. REAL PROPERTY. Borrower does not now own, and has never owned, any title or any other interest in real property, including without limitation any fee interest, leasehold interest or fixture, other than as holder of a security interest in any collateral securing the Underlying Loans.

     P. SYSTEMS. To the best knowledge and belief of Borrower, the Ten Year Plan submitted by Borrower to CoBank for each System is accurate and complete and based on reasonable assumptions. Without limiting the generality of the foregoing, the Ten Year Plan for each System accurately sets forth the financial prospects of the Licensee for the System and the Underlying Borrower Maximum Financing Need. Each System is operational, complies with all requirements of the FCC, and can be or was constructed for the cost estimates provided to CoBank in the Ten Year Plan, most recently submitted to CoBank on or before December 1, 1994, for such System.

     Q. PAGING SYSTEMS. To the best knowledge and belief of Borrower, the Ten Year Plan submitted by Borrower to CoBank for the Paging System will, when submitted, be accurate and complete and based on reasonable assumptions.
Without limiting the generality of the foregoing, the Ten Year Plan for the Paging System will, when submitted, accurately set forth the financial prospects of Paging and the Underlying Borrower Maximum Financing Need for the Paging System. The Paging System is, or upon completion of construction, will be, operational, complies with all requirements of the FCC, and, if not yet operational, construction can be completed for the cost estimates provided to CoBank in the Ten Year Plan for the Paging System.

     R. CONTIGUOUS SYSTEMS. To the best knowledge and belief of Borrower, the Ten Year Plan submitted by Borrower to CoBank for each Contiguous System will, when submitted, be accurate and complete and based on reasonable assumptions. Without limiting the generality of the foregoing, the Ten Year Plan for each Contiguous System will, when submitted, accurately set forth the financial prospects of the Licensee for the Contiguous System and the Underlying Borrower Maximum Financing Need for the Contiguous System. Each Contiguous System will, upon the direct or indirect acquisition by CINC, be completed, and operational and will comply with all requirements of the FCC.

     S.  UNDERLYING LOANS.  With respect to each Underlying Loan:

          (a) no Underlying Loan Default has occurred and is continuing;

          (b) the proceeds of such Underlying Loan heretofore advanced have been used by the Underlying Borrower for the purposes set forth in the Underlying Loan Agreement, and no such proceeds shall be used for the purchasing or carrying of any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224;

          (c) the Underlying Loan Documents have been duly executed by the Underlying Borrower and constitute the legal, valid and binding obligation of the Underlying Borrower, enforceable in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity), and are free from any right of set-off, counterclaim or other claim or defense;

          (d) the Underlying Loan is secured by a first lien and security interest in all assets of the Underlying Borrower, free and clear of all other liens, security interests, restrictions, adverse claims or defenses, except for liens and encumbrances permitted by the Underlying Loan Agreement;

          (e) there is no misstatement of a material fact, nor an omission to state a material fact, in any of the financial statements, cost projections, budgets or other information furnished by or on behalf of the Underlying Borrower, nor, has anything occurred subsequent to the furnishing of such information which would have a material negative impact thereon;

          (f) each Underlying Loan Agreement contains covenants substantially in the form of those covenants set forth on Exhibit 4.5 to this Agreement;
                                         -----------

          (g) all closing requirements in the Underlying Loan Agreement have been satisfied in full or were waived by Cobank; and

          (h) the Underlying Borrower and the Licensee in which the Underlying Borrower holds a Licensee Equity Interest, as applicable, has duly and lawfully obtained and is duly and lawfully maintaining and shall continue to maintain in effect any and all licenses, certificates, permits, qualifications, authorizations, approvals and the like which are or may be required or necessary to the operation of its business, in every aspect thereof, under the appropriate governmental regulatory agency or agencies, whether federal, state, or local, and shall faithfully comply with any reporting requirement of any such agency.

The representations contained in this Section 10.19, except those contained in Subparagraphs (f) and (g), are made to the best knowledge and belief of Borrower.

      T. DISTRIBUTIONS; CAPITAL. Where the Underlying Borrower holds a Licensee Equity Interest, the Organization Documents of the Licensee in which the Underlying Borrower holds such interest contain provisions which (a) if a partnership, (i) give a partner of such Licensee the right to withdraw and receive payment of its capital account, either in cash or in installments over a period not exceeding three years, and (ii) obligate such Licensee to make distributions to its partners after adequate reserves for operating expenses have been established, (b) if a corporation, obligate such Licensee to pay dividends to its shareholders after adequate reserves for operating expenses have been established, and (c) provide that additional capital calls on partners of such Licensee (where the Licensee is a partnership) or the call to purchase additional capital stock of such Licensee (where the Licensee is a corporation) shall not be obligatory and that the only remedy for failure to pay a capital call or to purchase additional capital stock shall be the dilution of the partner's or shareholder's interest in the Licensee.

     U. TRANSFER RESTRICTIONS. (a) A true, correct, and complete copy of any document containing restrictions on (i) the pledge and grant of a security interest in an Underlying Borrower's Licensee Equity Interest or (ii) the transfer by Borrower of such Licensee Equity Interest after foreclosure (or transfer in lieu of foreclosure) of its security interest therein, has been furnished to CoBank by Borrower or, if not presently in existence, shall be furnished by Borrower to CoBank at or prior to the first Advance by CoBank for the purpose of funding the Underlying Loan by Borrower to such Underlying Borrower, except as otherwise waived in writing by CoBank; (b) no Licensee Equity Interest included in the Collateral is subject to any transfer restrictions other than those as to which CoBank has been furnished with copies; and (c) no such transfer restrictions will apply (either because of the language thereof or because all necessary waivers have been obtained) to the transfer or granting of a security interest therein to Borrower; provided, however, that rights of first refusal (a copy of which has previously been furnished to CoBank) may be applicable to the foreclosure on, or transfer in lieu of foreclosure, by Borrower or CoBank and the subsequent transfer by Borrower or CoBank to a third party of, such Licensee Equity Interests and except as otherwise consented to by CoBank in writing.

     V. DISCLOSURE. Neither the representations and warranties contained in this Article 10 nor any information, exhibit or report furnished by Borrower to CoBank in connection with the negotiation and preparation of this Agreement or the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

     W. HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Borrower is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

     X. REGULATIONS U AND X. No portion of any Advance is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

     Y. FISCAL YEAR. Each fiscal year of Borrower begins on October 1 of each calendar year and ends of September 30 of each calendar year.

XII.  CONDITIONS TO ADVANCES

     A. CONDITIONS TO FIRST ADVANCE FOR EACH SYSTEM LOAN OR THE PAGING LOAN AND TO AN ADVANCE UNDER AN ACQUISITION LOAN. The obligation of the Syndication Parties to make the first Advance relating to a System Loan not funded prior to the date hereof or the Paging Loan or to make an Advance under an Acquisition Loan shall be subject to the prior or simultaneous fulfillment of the following conditions to CoBank's satisfaction:

  2. PERMITS/LICENSES. Borrower shall have provided CoBank with a copy of the FCC License for the System or Contiguous System, or the Paging License for the Paging System, as applicable, for which the Advance has been requested.

          3. MANAGEMENT AGREEMENTS. With respect to a System Loan, Borrower shall have furnished to CoBank copies of each executed Management Agreement for each Underlying Borrower; with respect to an Acquisition Loan, Borrower shall have furnished to CoBank a copy of the Management Agreement dated as of January 16, 1990 by and between Guarantor and CINC; with respect to the Paging Loan, Borrower shall have furnished to CoBank a copy of the Management Agreement by and between Guarantor and Paging.

          4. UNDERLYING LOAN DOCUMENTS. Borrower shall have delivered to CoBank the following for each Underlying Loan: (a) duly executed originals of the Underlying Loan Documents, (b) copies of all licenses, permits, approvals and authorizations necessary to acquire, or construct, and operate the System, Paging System or Contiguous System which have been obtained by the Underlying Borrower or the Licensee in which the Underlying Borrower is acquiring a Licensee Equity Interest with the proceeds of the Underlying Loan; and (c) where the Underlying Borrower is not a Licensee, evidence of ownership of the Licensee Equity Interest.

          5. SUPPORTING UNDERLYING LOAN DOCUMENTS. Borrower shall deliver to CoBank copies of all documents required under each Underlying Loan Agreement to be provided to Borrower, which documents delivered to CoBank shall be original execution copies to the extent original execution copies are required by the Underlying Loan Agreement. Where the Underlying Loan Documents are required to be addressed to Borrower, Borrower shall also cause such documents to be addressed to CoBank, for its own benefit and, in its role as Agent Bank, for the benefit of the present and future Syndication Parties, and Subordinated Lending Parties, if any.

          6. NO CHANGE IN ACQUISITION COST OR UNDERLYING BORROWER MAXIMUM FINANCING NEED. With respect to an Acquisition Loan, Borrower's estimate of the Acquisition Cost for the Contiguous System shall not differ by more than ten percent (10%) from the estimates previously submitted by Borrower. With respect to the Paging Loan, Borrower's estimate of the Underlying Borrower Maximum Financing Need for the Paging System shall not differ by more than ten percent (10%) from the estimate previously submitted by Borrower in the Ten Year Plan of the Licensee for the Paging System.

          7. ADDITIONAL CONDITIONS. Borrower shall have satisfied all of the conditions set forth in Section 11.2.

     B. CONDITIONS TO ALL ADVANCES. The obligation of the Syndication Parties to make any Advance under any Committed Loan Amount shall be subject to the prior or simultaneous fulfillment of the following conditions:

          1. ELIGIBILITY. Borrower shall be eligible to borrow from CoBank and shall have submitted proof, in form and content satisfactory to CoBank, that it is eligible to borrow from CoBank.

          2. PROCEDURE FOR ADVANCES. With respect to each Advance, Borrower must deliver to CoBank (including by facsimile transmission), not later than five Business Days preceding the requested Advance Date, an Advance Request which has been signed by an officer of Borrower and Guarantor. The Advance Request shall be effective on the Business Day received if actually received by CoBank before 3:00 p.m., Mountain Time, and as of the next Business Day if received by CoBank after such time. If the Advance Request is submitted by facsimile transmission, Borrower shall deliver to CoBank, no later than the Advance Date, the originally executed Advance Request. All Advance Requests submitted by Borrower shall be irrevocable. The Advance Request must:

     (a)(i) identify the Underlying Borrower(s) and the System(s), Paging System or Contiguous System(s) with respect to which Borrower will be lending the proceeds of the System Loan(s), Paging Loan(s) or Acquisition Loan(s), as applicable, or (ii) state that the requested funds are for a Guarantor Repayment Loan the proceeds of which will be paid to Guarantor;

     (b) certify that the funds requested in the Advance Request will be used for purposes permitted under Article 3 of this Agreement and state such purposes;

     (c) include as an attachment (i) (except where the Advance Request pertains to a Guarantor Repayment Loan), the Underlying Borrower Advance Request and all attachments thereto or accompanying materials, or (ii) where the Advance Request pertains to a Guarantor Repayment Loan, the request for repayment of the Principal Reduction Loan submitted by Guarantor to Borrower; and

     (d) be in the minimum amount of the lesser of (i) $1,000,000 or (ii) the maximum amount which, if advanced pursuant to the Advance Request, will not result in a violation of Section 2.1 of this Agreement.

          3. COMMITTED LOAN AMOUNTS. The funds requested in an Advance Request shall not cause a violation of any provision of Section 2.1 of this Agreement.

          4. DEFAULT. As of the Advance Date for the requested Advance, there shall exist no Event of Default or Potential Default, and the making of the Advance shall not result in an Event of Default or Potential Default.

          5. SUBORDINATED AND GUARANTOR FUNDS. Borrower shall have provided CoBank with evidence satisfactory to CoBank that (a) the CCI Advance Portion of any Advance Request has been funded on or before the Advance Date and, (b) with respect to an

Acquisition Loan, Guarantor or a Subordinated Lending Party has funded, on or before the Advance Date, any difference between the Contiguous System Committed Loan Amount and the Acquisition Cost.

          6. TRANSFER RESTRICTIONS AND CONSENTS RELATING TO GUARANTY. CoBank shall have received all consents and all documents required by Section 5(b) of the Guaranty.

          7. FURTHER ASSURANCES. Borrower and Guarantor shall have executed and delivered to CoBank such further assignments, documents or financing statements, in form and substance satisfactory to CoBank, that Borrower and Guarantor are to execute and deliver pursuant to the terms of the Loan Documents.

          8. NO ADVERSE CHANGE. No material adverse change shall have occurred in the condition, operations, or prospects of Borrower, Guarantor or the Underlying Borrower, if any, which will receive the proceeds of the requested Advance.

          9. LIST OF AUTHORIZED OFFICERS. Borrower shall have furnished CoBank with a current list of all officers of Borrower and all officers of Guarantor authorized to sign Advance Requests.

          10. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Borrower and of Guarantor contained in each of the Loan Documents to which it is a party, shall be true and correct in all material respects on and as of the date of the Advance as though made on and as of such date.

     C. CONDITIONS TO PERFORMANCE UNDER THIS AGREEMENT. The obligations of the Syndication Parties and Borrower to perform their obligations under this Agreement shall be subject to the prior or simultaneous fulfillment of the following conditions:

          1. BORROWER'S OPINION. CoBank shall have received opinions of counsel for Borrower and for Guarantor (who shall be acceptable to CoBank), in form and content reasonably acceptable to CoBank and addressed to CoBank and all other present and future Syndication Parties .

          2. LOAN DOCUMENTS; OTHER DOCUMENTS. CoBank shall have received (a) duly executed originals of the Loan Documents, and (b) such other instruments and documents in which CoBank, individually and in its role as Agent Bank, has been granted a security interest and of which CoBank is to have possession under the terms of the Loan Documents.

          3. SYNDICATION AGREEMENT. The Syndication Parties shall have executed and delivered the Syndication Agreement, in form and content acceptable to CoBank, whereby the Syndication Parties other than CoBank agree, through syndication, to purchase and to fund, at least $35,000,000.00 (in addition to the $20,000,000.00 share of NTFC and the participation of St. Paul) of the Aggregate Commitment.

          4. APPOINTMENT OF CT CORPORATION SYSTEMS. CoBank shall have received evidence satisfactory to CoBank that Borrower, Guarantor and all other Syndication Parties have appointed The Corporation Company, 1675 Broadway, Denver, Colorado 80202 as their agent for service of process in accordance with the Syndication Agreement or this Agreement, as applicable.

          5. CINC LOAN AGREEMENT. CoBank shall have received an original executed copy of the Underlying Loan Agreement, as amended and restated, between Borrower and CINC, in form and substance satisfactory to CoBank.

          6. APPROVALS. CoBank shall have received evidence, in form and substance satisfactory to CoBank that all consents and approvals of governmental authorities and third parties which are necessary for the transactions contemplated by the Loan Documents, including but not limited to Guarantor, Subordinated Lending Parties, NTFC and St. Paul, have been obtained and are in full force and effect.

          7. ORGANIZATIONAL DOCUMENTS. CoBank shall have received (a) good standing certificates, dated no more than 30 days prior to the date of Closing, for Borrower and Guarantor for their respective states of incorporation and for each state where their operations require qualification or authorization to transact business, (b) a copy of the articles of incorporation of Borrower and Guarantor certified by the Colorado Secretary of State, (c) a copy of the bylaws of Borrower and Guarantor, certified as true and complete by the Secretary of the corporation.

          8. EVIDENCE OF CORPORATE ACTION. CoBank shall have received in form and substance satisfactory to CoBank, documents evidencing all corporate action taken by each of Borrower and Guarantor to authorize execution, delivery and performance of the Loan Documents to which it is a party, certified to be true and correct by the Secretary or Assistant Secretary of Borrower and Guarantor, respectively.

          9. EVENT OF DEFAULT. No Event of Default or Potential Default shall exist.

          10. SEARCHES; UCC FILINGS. CoBank shall have received searches of appropriate filing offices showing that (a) no state or federal tax liens have been filed which remain in effect against Borrower, and (b) no financing statements have been filed by any Person other than CoBank, individually or in its role as Agent Bank, and the holders of liens permitted under Section 13.3 of this Agreement, which remain in effect against Borrower or any of its assets; and (c) CoBank, individually and in its role as Agent Bank, has filed or recorded all financing statements necessary to perfect the security interest granted to CoBank under the Loan Documents, for its own benefit and, in its role as Agent Bank, for the benefit of the present and future Syndication Parties, to the extent such security interests are capable of being perfected by such filing.

          11. NO MATERIAL CHANGE. No material adverse change shall have occurred in the condition, operations, or prospects of Borrower or Guarantor since December 31, 1994.

          12. ELIGIBILITY. Borrower shall have submitted proof, in form and content satisfactory to CoBank, that it is eligible to borrow from CoBank.

          13. EVIDENCE OF INSURANCE. Guarantor and Borrower shall have provided CoBank with evidence, in form and substance satisfactory to CoBank, of all insurance required to be maintained by either of them under the Loan Documents.

          14. OTHER DOCUMENTS. Borrower shall have provided or caused to be provided to CoBank such other documents, instruments and agreements as CoBank may reasonably request.

          15. FEES AND EXPENSES. Borrower shall have paid CoBank, by wire transfer of immediately available federal funds: (a) all fees set forth in
Article 5 of this Agreement which are due at Closing, and (b) all out-of-pocket costs and expenses incurred by CoBank (including, without limitation, the reasonable fees and expenses of counsel retained by CoBank) in connection with the preparation, negotiation, and execution of the Loan Documents and the transactions contemplated thereby, up to and including the date of Closing.

XIII.  AFFIRMATIVE COVENANTS

     From and after the date of this Agreement and until the Bank Debt is indefeasibly paid in full and the Syndication Parties have no obligation to make any Advances hereunder, Borrower agrees that it will observe and comply with the following covenants for the benefit of the Syndication Parties:

     A. BOOKS AND RECORDS. Borrower shall at all times keep proper books of record and account, in which correct and complete entries shall be made of all its dealings, in accordance with GAAP.

     B. REPORTS AND NOTICES. Borrower shall provide to CoBank, as Agent Bank, the following reports, information and notices:

          1. ANNUAL FINANCIAL STATEMENTS. As soon as available, but in no event later than one hundred and twenty (120) days after the end of any fiscal year of each of Borrower and Guarantor occurring during the term hereof, (a) annual financial statements of (i) Borrower and (ii) on a consolidated basis, of Guarantor, prepared in accordance with GAAP consistently applied which shall:
(1) be audited by independent certified public accountants selected by Borrower or Guarantor which are reasonably acceptable to CoBank; (2) be accompanied by a report of such accountants containing an opinion reasonably acceptable to CoBank; (3) be accompanied by a Compliance Certificate; (4) be prepared in reasonable detail and in comparative form; and (5) include a balance sheet, an income statement, a statement of cash flows, a statement of stockholders' equity, and all notes and schedules relating thereto; and (b) a "Combined," "Financed Proportionate," and "Company Proportionate" income statement of Guarantor.

          2. QUARTERLY FINANCIAL STATEMENTS. As soon as available but in no event more than sixty (60) days after the end of each of the first three quarters in Guarantor's fiscal year, (a) the following financial statements of Borrower and, on a consolidated basis, of Guarantor prepared in accordance with GAAP consistently applied: a balance sheet, an income statement, a statement of cash flows, a statement of stockholders' equity, for such Quarter and for the year to date, and such other quarterly statements as CoBank may specifically request, which quarterly statements shall include any and all notes and schedules thereto, and (b) a "Combined," "Financed Proportionate," and "Company Proportionate" income statement of Guarantor. Such quarterly financial statements of Borrower and Guarantor required pursuant to (a) of this Subsection 12.2.2 shall be accompanied by a Compliance Certificate.

          3. ADDITIONAL INFORMATION. With reasonable promptness, such additional financial information or documentation as CoBank may reasonably request.

          4. NOTICE OF DEFAULT. As soon as the existence of any Event of Default or Potential Default becomes known to any officer of Borrower, Borrower shall promptly give CoBank written notice of such Event of Default or Potential Default, the nature and status thereof, and the action being taken or proposed to be taken with respect thereto.

          5. NOTICE OF UNDERLYING LOAN DEFAULT. Promptly after becoming aware thereof, Borrower shall give CoBank notice of (a) any Underlying Loan Default and (b) any condition or event which constitutes a default under the Paging License or any FCC License held by an Underlying Borrower or a Licensee in which an Underlying Borrower holds a Licensee Equity Interest.

          6. NOTICE OF CHANGE IN UNDERLYING BORROWER MAXIMUM FINANCING NEED. If at any time the projected or actual Underlying Borrower Maximum Financing Need decreases by 20% or more from the estimate previously submitted by Borrower in the Ten Year Plan of the Licensee for a System, Borrower shall immediately provide CoBank with written notice of such change in, and, within fifteen (15) Business Days, a revised Ten Year Plan which shall contain the new amount of, the Underlying Borrower Maximum Financing Need. Upon receipt of the notification and the revised Ten Year Plan required by this Subsection 12.2.6, CoBank shall have the right to reduce the System Committed Loan Amount and the Bank System Loan Percentage pursuant to Section 2.3 of this Agreement.

          7. NOTICE OF CERTAIN CHANGES. Borrower shall notify CoBank at least ten (10) Business Days prior to the occurrence of any of the following events:
(a) a decrease in an Underlying

Borrower's percentage ownership of a Licensee; (b) a change in the name or business form of an Underlying Borrower, or a Licensee, where the Underlying Borrower holds a Licensee Equity Interest in the Licensee; and (c) a change in the managing general partner or the manager of an Underlying Borrower or a Licensee in which an Underlying Borrower holds a Licensee Equity Interest. Upon receipt of the notification required pursuant to subparagraph (a) above, CoBank shall have the right to reduce the System Committed Loan Amount and the Bank System Loan Percentage pursuant to Section 2.3 of this Agreement. Upon receipt of the notification required pursuant to subparagraph (b) above, Borrower shall take the following actions as appropriate: (i) if the entity which is the subject of such change is an Underlying Borrower which is also a Licensee and the change in name or business form for such entity is of a nature such that Borrower's financing statements for the Underlying Borrower may no longer be effective to perfect its security interest in the assets of the Underlying Borrower in accordance with the Underlying Loan Agreement, then Borrower shall take all actions necessary or reasonably requested by CoBank to obtain financing statements from the Underlying Borrower in a form which will enable Borrower to maintain the perfected status of the first lien and security interest in all of the assets of the Underlying Borrower; (ii) if the entity which is the subject of such change is a Licensee in which an Underlying Borrower holds a Licensee Equity Interest, Borrower shall take all actions necessary or reasonably requested by CoBank in order to maintain the perfected status of the first lien and security interest in the Licensee Equity Interest of the Underlying Borrower; and (iii) whenever the entity which is the subject of such change is an Underlying Borrower, Borrower shall require that such Underlying Borrower execute amendments to all Underlying Loan Documents reflecting such change of name or business form.

          8. NOTICE OF FILINGS. Borrower shall send to CoBank, no later than the fifteenth day of each month, the items listed below with respect to filings made during the previous month, provided, however, that if not otherwise required to be provided

Borrower shall promptly provide complete copies of any such item if requested by
CoBank: (a) a complete listing of all reports filed with any state or federal agency, including, but not limited to a complete listing of all filings with any state public utilities commission or similar organization, (b) a complete listing of all filings with or notices received from the Internal Revenue Service, other than income tax returns except that Borrower shall provide complete copies of notices relating to fines, penalties or interest payments,
(c) complete copies of every filing or report filed with the Securities and Exchange Commission, and (d) complete copies of any of the foregoing items provided by Underlying Borrowers to Borrower pursuant to the Underlying Loan Documents.

          9. NOTICE OF CHANGE IN DIRECTORS OR OFFICERS. Borrower shall promptly notify CoBank in writing of any change in its or in Guarantor's directors or executive officers.

          10. NOTICE OF LITIGATION. Borrower shall promptly notify CoBank in writing of all litigation in which Borrower, Guarantor, or any Underlying Borrower is a party, and of all litigation of which Borrower is aware that affects a Licensee in which an Underlying Borrower holds a Licensee Equity Interest and which either involves an amount of $500,000 or more, singly or in the aggregate at any time, or is material to the financial condition, results of operation, business or prospects of Borrower, Guarantor or any Underlying Borrower.

          11. NOTICE OF MATERIAL CHANGE. Borrower shall give prompt notice to CoBank of any material adverse change in the financial condition, business, results of operation or prospects of Borrower, Guarantor or any Underlying Borrower.

          12. NOTICE OF ADVERSE ACTION REGARDING LICENSES. In the event Borrower learns that any petition, action, investigation, notice of violation or apparent liability, notice of forfeiture, order to show cause, complaint or proceeding is pending, or, to the best of Borrower's knowledge, threatened, to seek to revoke, cancel, suspend, modify, or limit any FCC License or Paging License of any Underlying Borrower or any Licensee in which an Underlying Borrower holds a Licensee Equity Interest, Borrower shall provide CoBank with prompt written notice thereof and shall take, or cause the Underlying Borrower to take, all reasonable measures to contest such action in good faith.

          13. NOTICE OF INDIRECT DEFAULT. Borrower shall notify CoBank in writing of an Indirect Default immediately upon learning of such Indirect Default.

          14. COPY OF NOTICES. Borrower shall provide CoBank with copies of all notices given to any agency of the federal or any state government or to any of Borrower's owners, partners, joint venturers or other contracting parties.

     C. ELIGIBILITY. Borrower and Guarantor shall not cause by action, or by an omission which is within the reasonable control of either of them, Borrower to lose its status as an entity eligible to borrow from CoBank.

     D. MAINTENANCE OF EXISTENCE. Borrower shall maintain its corporate existence in good standing under the laws of Colorado.

     E. COMPLIANCE WITH LEGAL REQUIREMENTS; ERISA. Borrower shall comply with all laws, rules, regulations and orders applicable to Borrower or its business; provided, however, that the failure of Borrower to comply with this sentence in any instance shall not be a default hereunder unless such failure would have a material adverse impact on the financial condition, results of operation, business or prospects of Borrower. Borrower shall have no plan which is subject to ERISA, and which has been established or maintained by Borrower for its employees or former employees.

     F. TAXES. Borrower shall cause to be paid when due all taxes, assessments, and other governmental charges upon it, its income, its sales, its properties, and federal and state taxes withheld from its employees' earnings, unless such taxes, assess ments, or other governmental charges shall be contested in good faith by appropriate actions or legal proceedings and Borrower shall establish adequate reserves therefor in accordance with GAAP.

     G. INSURANCE. Borrower shall keep all insurable property, real and personal, now owned or hereafter acquired, insured at all times against loss or damage by fire and extended coverage risks and other hazards of the kinds customarily insured against and in amounts customarily carried by corporations engaged in comparable businesses and comparably situated, with CoBank, in its capacity as Agent Bank, shown as loss payee on said policies; maintain fidelity bond coverage on such officers and employees and in such amounts as customarily carried by corporations engaged in comparable businesses and comparably situated; effect all such insurance and bonds under valid and enforceable policies issued by insurers of recognized responsibility; and upon request of CoBank, deliver to CoBank a summary schedule indicating all insurance then in effect. All policies of insurance maintained by Borrower in accordance with this Section shall name CoBank, in its capacity as Agent Bank, as an additional insured and shall provide that the policies cannot be canceled or terminated without at least ten days' prior written notice to CoBank.

     H. TITLE TO ASSETS AND MAINTENANCE. Borrower shall defend and maintain title to all its material properties and assets. Borrower shall keep its assets, both real and personal, in good order and condition consistent with industry practice and shall make all necessary repairs, replacements and improvements so that its business may be properly and advantageously conducted.

     I. PAYMENT OF LIABILITIES. Borrower shall pay all liabilities as they become due unless (with the exception of the Bank Debt and indebtedness to any Subordinated Lending Parties under the Subordinated Loan Agreement) they are contested in good faith by appropriate actions or legal proceedings and Borrower establishes adequate reserves therefor in accordance with GAAP.

     J. REAL PROPERTY SECURITY INTERESTS. Borrower shall, as may be required from time to time by CoBank, provide such documents as may be necessary or desirable in the judgment of CoBank to confirm the security interest in the Collateral granted to CoBank as Agent Bank. Promptly after the purchase or other acquisition of any real estate, or interest in real estate, Borrower shall grant to CoBank, as Agent Bank, a first deed of trust or mortgage on such real estate, such deed of trust or mortgage to be in form and substance as specified by CoBank. In connection with the delivery of any mortgage or deed of trust, Borrower shall deliver to CoBank a mortgagee's title policy in such amount as CoBank shall specify, to be obtained at Borrower's sole cost. In connection with entering into any lease, Borrower shall deliver to CoBank a Leasehold Assignment & Consent (naming CoBank as assignee in its capacity as Agent Bank for the benefit of all the Syndication Parties), together with such consents or estoppels of lessor as CoBank shall specify.

     K. INSPECTION. Permit CoBank or its agents, during normal business hours or at such other times as the parties may agree, to examine Borrower's properties, books, and records, and to discuss Borrower's affairs, finances, operations, and accounts with its respective officers, directors, employees, and independent certified public accountants.

     L. UNDERLYING LOAN DOCUMENTS; GUARANTOR LOAN AGREEMENT. In making Underlying Loans, Borrower shall use the Underlying Loan Documents as approved in advance by CoBank. Borrower shall take all such actions as are necessary to maintain the Underlying Loan Documents in full force and effect. Borrower shall observe and perform all obligations and covenants under the Guarantor Loan Agreement. Without the consent of CoBank, Borrower shall not amend, supplement, grant consents, otherwise modify or waive compliance with any provision of any Underlying Loan Document or the Guarantor Loan Agreement. All Underlying Loans shall be secured by a first lien on all the assets of the Underlying Borrower.

     M. FINANCIAL COVENANTS. Borrower and Guarantor shall maintain or cause to be maintained the following financial covenants:

          1. EQUITY TO CAPITALIZATION. Consolidated Equity plus the aggregate principal amount of all Subordinated Debt due and payable more than five years from the date of determination hereunder divided by Consolidated Capitalization as of the end of each quarter of Guarantor's fiscal year for the indicated period as follows:


     Period Beginning          Period Ending       >
     ----------------          -------------       -
     10/1/94                   9/30/97            .50
     10/1/97                   9/30/98            .20
     10/1/98                   9/30/99            .30
     10/1/99                   9/30/00            .15
     10/1/00                   thereafter         .25

          2. CONSOLIDATED FUNDED DEBT COVERAGE. Consolidated Funded Debt divided by Financed Proportionate Operating Cash Flow as of the end of each quarter of Guarantor's fiscal year for the indicated period as follows:


                Period Beginning           Period Ending    >
                ----------------           -------------    -

                10/1/94                    3/31/95          20.00:1
                 4/1/95                    6/30/95          17.50:1
                 7/1/95                    9/30/95          15.00:1
                10/1/95                    3/31/96          12.00:1
                 4/1/96                    6/30/96           9.50:1
                 7/1/96                    9/30/96           8.50:1
                10/1/96                    9/30/97           5.50:1
                10/1/97                    9/30/98           4.30:1
                10/1/98                    thereafter        3.50:1

          3. DEBT SERVICE COVERAGE. Financed Proportionate Operating Cash Flow divided by Consolidated Adjusted Debt Service as of the end of each quarter of Guarantor's fiscal year for the indicated period as follows:


     Period Beginning         Period Ending       >
     ----------------         -------------       -

     10/1/94                  9/30/96             1.00
     10/1/96                  9/30/98             1.25
     10/1/98                  9/30/99             1.10
     10/1/99                  thereafter          1.25

          4. CASH INTEREST COVERAGE. Cash Interest Coverage as of the end of each of the quarters of Guarantor's fiscal year for the indicated period as follows:


     Period Beginning         Period Ending       >
     ------------------       -------------       -

     10/1/94                  9/30/95             1.20
     10/1/95                  3/31/96             1.50
      4/1/96                  9/30/96             1.75
     10/1/96                  thereafter          2.00

          5.  WORKING CAPITAL.  Maintain positive Working Capital.

     N. MANAGED MARKETS. In the event that an Underlying Borrower for which a Management Agreement was previously executed terminates, or does not renew, such Management Agreement, Borrower shall (a) use its best efforts to cause the Underlying Borrower to enter into a new Management Agreement within thirty days of such termination or non-renewal; (b) if the Underlying Borrower does not enter into a new Management Agreement within the period set forth in (a), accelerate the Underlying Loan to such Underlying Borrower, and (c) make the mandatory prepayment required pursuant to Section 7.2.1; provided, however, that notwithstanding the foregoing, Borrower must prepay all outstanding Advances made to Borrower for the purpose of funding the Underlying Loan with respect to which such Underlying Loan Default occurred no later than 180 days after the expiration of the period set forth in (a).

     O. CONTENTS OF ORGANIZATION DOCUMENTS. In the event that any of the representations and warranties set forth in Section 10.20 or 10.21 become untrue after the date hereof, (a) Borrower shall attempt to cause the cure of such violation within 90 days' after Borrower becomes aware of such violation; (b) if such violation is not cured within the period set forth in (a), Borrower shall prepay, upon demand by CoBank, all Advances made to Borrower for the purpose of funding the Underlying Loan for System, Contiguous System or the Paging System, or the portion of such Underlying Loan, with respect to which such violation of
Section 10.20 or 10.21 occurred.

     P. QUALIFIED LEASES. Paging and each of the Underlying Borrowers which are Licensees for a System or Contiguous System shall enter into, and shall provide Borrower and CoBank with copies of Qualified Leases for all sites leased by Paging or such Underlying Borrowers on which equipment being used in the operation of the System, Paging System or Contiguous System is to be located.

     12.17 OBLIGATIONS UNDER SUBORDINATED LOAN AGREEMENTS: The principal amount outstanding at any time owing by Borrower to the Subordinated Lending Parties under all Subordinated Loan Agreements shall not exceed at any time $20,000,000 without CoBank's approval, which approval will not be unreasonably withheld.

XIV.  NEGATIVE COVENANTS

     From and after the date of this Agreement until the Bank Debt is indefeasibly paid in full and the Syndication Parties have no obligation to make any Advances hereunder, Borrower agrees that it will observe and comply with the following covenants for the benefit of the Syndication Parties:

     A.  BORROWING.  Borrower shall not create, incur, assume or permit to exist
(a) any indebtedness for borrowed money or for the deferred purchase price of property or services, (b) any contingent liabilities, such as guarantees, or (c) any obligations under leases which have or should have been charac terized as capital leases, as determined in accordance with GAAP, except for indebtedness owing under the Loan Documents and any other indebtedness owing to CoBank and described in Section 13.3(i) hereof and in Article 8 hereof, to Guarantor for Guarantor Funds or for the Principal Reduction Loan or to Subordinated Lending Parties for Subordinated Funds and except for leases of, and purchase money financing of, office furnishings and office equipment required in the ordinary course of Borrower's business and the indebtedness owed to St. Paul in connection with the lease by Borrower of a mainframe computer with a software and maintenance package ("Computer Package") from Farm Credit Leasing which indebtedness shall not exceed $114,000.00.

     B. NO OTHER BUSINESSES. Borrower shall not transact or engage in any business other than making Underlying Loans, except for the lease of the Computer Package by Borrower to Guarantor.

     C. LIENS. Borrower will not create, incur, assume or suffer to exist any mortgage, pledge, lien, charge or other encumbrance on, or any security interest in, any of the Collateral, except:

          (1) the security interests, mortgages, pledges, liens, or other charges or encumbrances resulting from the Loan Documents;

          (2) the security interests, mortgages, pledges and liens, resulting from the Guarantor Loan Agreement;

          (3) liens for taxes or other governmental charges which are not due or remain payable without penalty, or are being contested in good faith by appropriate actions or proceedings; provided that such reserves or other appropriate provisions, if any, as shall be required by GAAP, shall have been made for such taxes or other governmental charges;

          (4) deposits or pledges to secure workmen's compensation, unemployment insurance, old age benefits or other social security obligations or in connection with or to secure the performance of bids, tenders, trade contracts or leases or to secure statutory obligations or surety or appeal bonds or other pledges or deposits of like nature and all in the ordinary course of business;

          (5) mechanics', carriers', workmen's, repairmen's or other like liens arising in the ordinary course of business in respect of obligations not yet due or which are being contested in good faith and by appropriate proceedings;

          (6) easements, rights-of-way, restrictions and other similar matters incidental to the ownership of property which do not in the aggregate materially detract from the value of such property or assets or materially impair their use in the operation of the business of Borrower;

          (7) purchase money security interests in office furnishings and office equipment required in the ordinary course of Borrower's business, provided that such security interests shall attach only to the furnishings and equipment so purchased;

          (8) the interest of St. Paul in Borrower's rights in the Computer Package; or

          (9) the liens granted to CoBank pursuant to (1) the Letter of Credit Reimbursement Agreement dated October 26, 1990, executed by Borrower in connection with the Letter of Credit dated December 19, 1990 issued by CoBank in favor of St. Paul, (2) the Standby Letter of Credit Reimbursement Agreement executed by Borrower in connection with the Irrevocable Standby Letter of Credit No. 00609880 issued by CoBank on July 5, 1994 for the account of Borrower for the benefit of Amplicon, Inc. in the maximum amount of $700,000.00, and (3) the Standby Letter of Credit Reimbursement Agreement executed by Borrower in connection with the Irrevocable Standby Letter of Credit No. 00610103 issued by CoBank on September 6, 1994 for the account of Borrower for the benefit of Amplicon, Inc. in the maximum amount of $273,100.00.

     D. SALE OF ASSETS. Borrower will not sell, convey, assign, lease or otherwise transfer or dispose of, voluntarily, by operation of law or otherwise, any of the Collateral to any Person, except that:

          (1) Borrower may make a sale or other disposition of office furnishings or office equipment in the ordinary course of Borrower's business;

          (2) provided that no Event of Default shall exist, Borrower may make and shall control any sale or other disposition of collateral securing an Underlying Loan as part of a foreclosure action concerning the Underlying
Loan; and

          (3) provided that no Event of Default shall exist, Borrower may make and shall control any sale or other disposition of assets which were collateral for an Underlying Loan but were acquired by Borrower in a foreclosure action or by transfer in lieu of a foreclosure action concerning the Underlying Loan.

In making any sale or other disposition described in clauses (b) and (c) above in this Section 13.4, Borrower shall comply with applicable laws and shall act in a commercially reasonable manner.

     E. LIABILITIES OF OTHERS. Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligation of any other Person.

     F.  DIVIDENDS, REPURCHASES AND DISTRIBUTIONS; SUBORDINATED DEBT.

          (1) Borrower will not declare or pay or set aside for payment any dividends upon any shares of its capital stock (except dividends payable in shares of such stock) or purchase, redeem or retire, or make any other distribution on any shares of capital stock of Borrower, unless and until the entire Bank Debt has been indefeasibly paid in full.

          (2) Borrower shall not make any principal payment to Guarantor (other than repayments of the Principal Reduction Loan) or to any Subordinated Lending Party on indebtedness for Subordinated Funds prior to the Termination Date, and after the Termination Date, shall not make any such payment unless (i) (1) the Bank Debt under this Agreement is equal to or less than the sum of the indebtedness owed in the aggregate by Borrower to Guarantor and the aggregate outstanding amount of Subordinated Funds, and (2) either (A) the principal payment is made to Guarantor and Guarantor is restricted to using such payment:
(I) to fund capital calls made by an Underlying Borrower, (II) to meet Guarantor's debt service requirements for CCI Subordinated Debt (as defined in the Guaranty), or (III) for the general corporate purposes of Guarantor, or (B) Borrower shall pay to CoBank, as a prepayment of principal on the Bank Debt, an amount equal to twice the principal payment to be made in the aggregate to Subordinated Lending Parties prior to making such payment to Subordinated Lending Parties, or (ii) funds used for such principal payment were provided to Borrower for such purpose by

Guarantor, either by way of an equity contribution or loan by Guarantor to Borrower; provided, however, that no payment may be made under (i) or (ii) above if an Event of Default or Potential Default shall exist.

     G. MERGER. Borrower will not liquidate, merge, consolidate or reorganize with or into any Person, except that, with the prior written consent of the Requisite Syndication Parties, Borrower may merge with another Person, provided that Borrower is the surviving corporation and provided further that immediately after such merger, and after giving effect thereto, no Event of Default and no Potential Default shall exist.

     H. LOANS, ADVANCES AND INVESTMENTS. Except for Underlying Loans, Guarantor Repayment Loans, the purchase of Certificates, the purchase of Certificates and items acquired by Borrower in the foreclosure of or in lieu of foreclosure of collateral for Underlying Loans, Borrower will not make or permit to remain outstanding any loan or advance to, or own, purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, except that Borrower may own, purchase or acquire:

          (1) commercial paper maturing not in excess of one year from the date of acquisition and rated P1 by Moody's Investors Service, Inc. or A1 by Standard & Poor's Corporation on the date of acquisition;

          (2) certificates of deposit in North American commercial banks rated C or better by Keefe, Bruyette & Woods, Inc. or 3 or better by Cates Consulting Analysts, maturing not in excess of one year from the date of acquisition;

          (3) obligations of the United States government or any agency thereof, the obligations of which are guaranteed by the United States government, maturing, in each case, not in excess of one year from the date of acquisition;

          (4) repurchase agreements of any bank or trust company incorporated under the laws of the United States of America or any state thereof and fully secured by a pledge of obligations issued or fully and unconditionally guaranteed by the United States government; and

          (5) investments in accordance with the Investment Policy of Guarantor dated as of October 26, 1994, and adopted by Guarantor's Board of Directors, a correct and complete copy of which has been provided by Guarantor to CoBank; provided, however, that any amendments thereto are satisfactory to CoBank in its sole discretion.

     I. PROPERTY AND SERVICES FROM GUARANTOR. Borrower shall not purchase or acquire any equipment, other personal property, real property or services from Guarantor, except in the ordinary course of Borrower's business and upon fair and reasonable terms no less favorable to Borrower than would be obtained in a comparable arm's-length transaction with an unrelated Person. CoBank acknowledges and agrees that the fees charged by Guarantor for the services provided under the Management Agreements do not violate this Section.

XV.  INDEMNIFICATION

     A. GENERAL. Borrower agrees to indemnify and hold CoBank and its directors, officers, employees, agents, professional advisers and representatives and all other Syndication Parties and their respective directors, officers, employees, agents, professional advisors and representatives ("Indemnified Parties") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever which CoBank or any Indemnified Party may incur (or which may be claimed against any such Indemnified Party by any Person), including attorneys' fees incurred by any Indemnified Party, arising out of or resulting from (a) the inaccuracy of any representation or warranty of Borrower or Guarantor in this Agreement or the Guaranty, (b) the failure of Borrower or Guarantor to perform or comply with any covenant or obligation of Borrower or Guarantor under this Agreement or the Guaranty, or (c) the exercise by CoBank, for its own benefit and, in its role as Agent Bank, for the benefit of the present and future Syndication Parties, of any right or remedy set forth in this Agreement or the Guaranty, provided that Borrower shall have no obligation to indemnify any Indemnified Party against claims, damages, losses, liabilities, costs or expenses to the extent that a court of competent jurisdiction renders a final non-appealable determination that the foregoing are solely the result of the willful misconduct or gross negligence of such Indemnified Party. The obligation to indemnify set forth in this Section 14.1 shall survive the termination of this Agreement and other covenants.

     B. INDEMNIFICATION RELATING TO HAZARDOUS SUBSTANCES. Borrower shall not locate, produce, treat, transport, incorporate, discharge, emit, release, deposit or dispose of any Hazardous Substance in, upon, under, over or from any property owned or held by Borrower, except in accordance with all Environmental Regulations; Borrower shall not permit any Hazardous Substance to be located, produced, treated, transported, incorporated, discharged, emitted, released, deposited, disposed of or to escape in, upon, under, over or from any property owned or held by Borrower or any Underlying Borrower, except in accordance with Environmental Regulations;

and Borrower shall comply with, and shall cause all Underlying Borrowers to comply with, all Environmental Regulations which are applicable to such property. If CoBank reasonably believes that an Environmental Regulation has been violated by Borrower's activities upon property owned or held by Borrower or any Underlying Borrower, and if CoBank so requests, Borrower shall have prepared an environmental review, audit, assessment and/or report relating to the subject property, at Borrower's sole cost and expense, by an engineer or scientist acceptable to CoBank. If, however, the environmental review, audit, assessment and/or report reveals that no Environmental Regulation has been violated, CoBank shall reimburse Borrower for the costs and expenses of such engineer or scientist in completing such audit or report. Borrower shall indemnify the Indemnified Parties against, and shall reimburse the Indemnified Parties for, any and all claims, demands, judgments, penalties, liabilities, costs, damages and expenses, including court costs and attorneys' fees incurred by the Indemnified Parties (prior to trial, at trial and on appeal) in any action against or involving the Indemnified Parties, resulting from any breach of the foregoing covenants, or from the discovery of any Hazardous Substance in, upon, under or over, or emanating from, such property, it being the intent of Borrower and the Indemnified Parties that the Indemnified Parties shall have no liability or responsibility for damage or injury to human health, the environmental or natural resources caused by, for abatement and/or clean-up of, or otherwise with respect to, Hazardous Substances by virtue of the interest of CoBank or any other Syndication Party in the property created by any documents securing Bank Debt (including without limitation the Loan Documents) or as the result of CoBank, for its own benefit and, in its role as Agent Bank, for the benefit of the present and future Syndication Parties, exercising any of its rights or remedies with respect thereto, including but not limited to becoming the owner thereof by foreclosure or conveyance in lieu of foreclosure. The foregoing covenants of this Section 14.2 shall be deemed continuing covenants for the benefit of the Indemnified Parties, and any successors and assigns of the Indemnified Parties, including but not limited to the holder of

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any certificate of purchase, any transferee of the title of CoBank, for its own benefit and, in its role as Agent Bank, for the benefit of the present and future Syndication Parties, or any subsequent owner of the property, and shall survive the satisfaction or release of any lien, any foreclosure of any lien and/or any acquisition of title to the property or any part thereof by CoBank, including in its role as Agent Bank, or Borrower, or anyone claiming by, through or under CoBank or Borrower by deed in lieu of foreclosure or otherwise. Any amounts covered by the foregoing indemnification shall bear interest from the date incurred at the Default Interest Rate, shall be payable on demand, and shall be secured by the Security Agreement. The indemnification and covenants of this Section 14.2 shall survive the termination of this Agreement and other covenants.

XVI.  EVENTS OF DEFAULT

     A. EVENTS OF DEFAULT. The occurrence of any of the following events (each an "Event of Default") shall terminate any obligation on the part of CoBank or the other Syndication Parties to make Advances and, at the option of CoBank, as Agent Bank, shall make the entire Bank Debt immediately due and payable (provided, that in the case of an Event of Default under Section 15.1(i) all Advances and any other amount owing under the Loan Documents shall automatically and immediately become due and payable without any action by or on behalf of CoBank), and CoBank, as Agent Bank, may exercise all rights and remedies for the collection of any amounts outstanding hereunder and take whatever action it deems necessary to secure itself, all without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind or character:

          (1) Failure of Borrower to pay when due, whether by acceleration or otherwise, any of Bank Debt in accordance with this Agreement or the other Loan Documents and such failure shall continue for a period of five calendar days thereafter.

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          (2)  Any representation or warranty set forth in any Loan Document, any Acquisition Loan Activation Certificate, any Paging Loan Activation Certificate, any Advance Request, or in the Guaranty or Guarantor Security Agreement, or in connection with any transaction contemplated by any such document, shall prove in any material respect to have been false or misleading when made by Borrower or Guarantor.

          (3) Any default by Borrower or Guarantor in the performance or compliance with the covenants, promises, conditions or provisions of Sections 12.10, 12.12, 13.1, 13.3 or 13.4 through 13.8 of this Agreement, or Sections 7(h), 7(i), 7(j), 7(n), 7(o), 7(p), 8(a), 8(c) or 8(d)-8(l) of the Guaranty.

          (4) Any failure by Borrower to comply with Section 12.7 of this Agreement, and such failure continues for fifteen days after notice to Borrower or Guarantor from CoBank, as Agent Bank.

          (5) Any breach of the covenants set forth in Section 12.13 and or of the Fixed Rate Requirement, and such failure continues for five (5) days after Borrower learns of such failure to comply, whether by Borrower's own discovery or through notice from CoBank, as Agent Bank.

          (6) Any default by Borrower or Guarantor in the performance or compliance with the covenants, promises, conditions or provisions of the Guarantor Loan Agreement or any Management Agreement, beyond any applicable grace period provided therein.

          (7) Any default by Borrower in the performance or compliance with the covenants, promises, conditions or provisions of any of the Underlying Loan Documents.

          (8) The failure to pay when due, or failure to perform or observe any other obligation or condition with respect to any

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of the following obligations to any Person, beyond any period of grace under the instrument creating such obligation: (i) any indebtedness for borrowed money or for the deferred purchase price of property or services, including without limitation indebtedness under any Subordinated Loan Agreement, (ii) any obligations under leases which have or should have been characterized as capitalized leases, as determined in accordance with GAAP, or (iii) any contingent liabilities, such as guaranties, for the obligations of others relating to indebtedness for borrowed money or for the deferred purchase price of property or services or relating to obligations under leases which have or should have been characterized as capitalized leases, as determined in accordance with GAAP.

          (9) Borrower or Guarantor applies for or consents to the appointment of a trustee or receiver for any part of their respective properties; any bankruptcy, reorganization, debt arrangement, dissolution or liquidation proceeding is commenced or consented to by Borrower or Guarantor; or any application for appointment of a receiver or a trustee, or any proceeding for bankruptcy, reorganization, debt management or liquidation is filed for or commenced against Borrower or Guarantor, and is not withdrawn or dismissed within sixty days thereafter, provided, however, that within said sixty day period CoBank and the other Syndication Parties shall have no obligation to make Advances.

          (10) Failure of Borrower or Guarantor to comply with any other provision of this Agreement or the other Loan Documents not constituting an Event of Default under any of the preceding provisions of this section, and such failure continues for thirty days after notice to Borrower or Guarantor from CoBank.

          (11) Any "person" (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than Guarantor with respect to Borrower, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of Borrower or Guarantor representing 49% or more of the voting power of

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Borrower's or Guarantor's outstanding securities or representing 49% or more of the equity of any class of securities of Borrower or Guarantor.

          (12) The exercise by Guarantor of its redemption rights as provided in Article 11 of the Indenture, if such redemption would constitute a breach of Guarantor's covenants contained in Section 8(f) of the Guaranty.

          (13) Any of the Notes become or are declared due and payable prior to the date on which they otherwise would have become due and payable because of a default under the Indenture.

          (14) Guarantor institutes a Defeasance or a Covenant Defeasance (as those terms are defined in the Indenture) under Article 15 of the Indenture.

          (15) Guarantor sends a redemption notice under Section 1105 of the Indenture and neither the Trustee (as defined in the Indenture) nor Guarantor sends a copy to CoBank.

          (16) Guarantor issues more than a maximum of $80,000,000.00 principal amount of the Notes under the Indenture without the prior written consent of CoBank which may be granted or withheld by CoBank at its sole discretion, notwithstanding the fact that the Indenture governs the issuance of a total of $100,000,000.00 worth of the Notes.

          (q) Borrower makes any payment on any Subordinated Debt which payment would be prohibited by the Subordinated Loan Agreement with respect to such Subordinated Debt, or Guarantor makes any payment on any CCI Subordinated Debt (as defined in the Guaranty) which payment would be prohibited by the operative documents evidencing such CCI Subordinated Debt.

     B. NO ADVANCES. CoBank and the other Syndication Parties shall have no obligation to make any Advance if an Event of

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Default shall occur or a Potential Default shall occur and be continuing.

     C. ACCELERATION OF INTEREST. If an Event of Default shall occur or a Potential Default shall occur and be continuing, at the option of CoBank, as Agent Bank, all interest payable under the Promissory Notes shall be payable on demand, and in no event less frequently than monthly.

XVII.  RIGHTS AND REMEDIES

     Each and every right or remedy granted to CoBank, for its own benefit and in its role as Agent Bank, for the benefit of the present and future Syndication Parties, pursuant to this Agreement and the other Loan Documents, including but not limited to the Security Agreement, or allowed CoBank, for its own benefit and in its role as Agent Bank, for the benefit of the present and future Syndication Parties, by law or equity, shall be cumulative. Failure or delay on the part of CoBank, for its own benefit and in its role as Agent Bank, for the benefit of the present and future Syndication Parties, to exercise any such right or remedy shall not operate as a waiver thereof. Any single or partial exercise by CoBank, for its own benefit and in its role as Agent Bank, for the benefit of the present and future Syndication Parties, of any such right or remedy shall not preclude any future exercise thereof or the exercise of any other right or remedy.

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XVIII.  SYNDICATION/COLLATERAL AGENCY

     A. CREATION OF SYNDICATION INTERESTS. Borrower has received, reviewed, and consented to the Syndication Agreement. Borrower acknowledges, agrees, and consents to CoBank's transfer, assignment and syndication and assignment of a portion of the Bank Debt to the Syndication Parties (and any further such transfers in the future) under the terms and conditions set forth in the Syndication Agreement, and Borrower has executed promissory notes payable to the individual Syndication Parties. Borrower agrees to execute additional replacement promissory notes payable to individual Syndication Parties in the future (a) in the event CoBank makes Syndication Interests, as defined in the Syndication Agreement, available to other entities who become Syndication Parties, or (b) as replacement notes in the event a Syndication Party transfers its Syndication Interest in accordance with the provisions of Section 5.2 of the Syndication Agreement.

     B. COBANK AS AGENT BANK. Borrower acknowledges, agrees, and consents that, pursuant to the terms of the Syndication Agreement, CoBank is acting hereunder not only for its own benefit, but also, in its role as Agent Bank, for the benefit of the present and future Syndication Parties and the holders from time to time of any Syndication Party Notes (as such term is defined in the Syndication Agreement); and that, except where the context clearly requires a different construction, the rights, powers and duties granted to CoBank in Articles 9, 14, 15, 16, and 18 of this Agreement are granted to it in its role as Agent Bank ("Agent Bank Rights").

     C. REPRESENTATIONS, WARRANTIES, AND COVENANTS FOR BENEFIT OF SYNDICATION PARTIES. Borrower acknowledges, agrees, and consents that the Syndication Parties, including any future Syndication Parties, are third party beneficiaries of the provision hereof and of the other Loan Documents, and will, and they are expressly entitled to, rely on all Borrower's

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

representations, warranties, and covenants contained herein and in any of the Loan Documents in determining whether to become Syndication Parties and evaluating Borrower's compliance with this Agreement from time to time, as though, and with the same effect as if, such representations, warranties, and covenants were made directly to each such Syndication Party, and that each such Syndication Party is entitled to rely on the accuracy and completeness of the information contained in any report, financial statement, notice, request, or other submission made hereunder by Borrower to CoBank, including, without limitation, any Advance Request, Acquisition Loan Activation Certificate, Paging Loan Activation Certificate, Contiguous System Information, Paging System Information, Ten Year Plan, statement of Acquisition Cost, and notice of change of Underlying Borrower Maximum Financing Need.

     D. RIGHTS OF SUCCESSOR AGENT BANK. Borrower acknowledges, agrees, and consents that in the event that, pursuant to the provisions of the Syndication Agreement, a successor is appointed for CoBank in its capacity as Agent Bank ("Successor Agent Bank") and written notification thereof is provided to Borrower by CoBank, the Syndication Parties, or such Successor Agent Bank, such Successor Agent Bank shall be entitled to exercise all the Agent Bank Rights hereunder, and that Borrower will perform all its obligations hereunder with respect to the Agent Bank Rights as it may be directed by such Successor Agent Bank and will send all reports and notices, and remit all payments, required hereunder to such Successor Agent Bank.

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XIX.  MISCELLANEOUS

     A. COSTS AND EXPENSES. To the extent permitted by law, Borrower agrees to pay to CoBank, on demand, all out-of-pocket costs and expenses incurred by CoBank, for its own benefit and, in its role as Agent Bank, for the benefit of the present and future Syndication Parties, (including, without limitation, the reasonable fees and expenses of counsel retained by CoBank) in connection with the preparation, negotiation, and execution of the Loan Documents and the transactions contemplated thereby and the enforcement or protection of Agent Bank's rights and the Syndication Parties' rights under the Loan Documents, including without limitation collection of any of the Bank Debt and the enforcement of any security interest in the Collateral (regardless of whether such enforcement or collection is by court action or otherwise), as applicable.

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

     B. SERVICE OF PROCESS AND CONSENT TO JURISDICTION. Borrower hereby agrees that any litigation with respect to this Agreement or to enforce any judgment obtained against Borrower for breach of this Agreement may be brought in the courts of the State of Colorado and in the United States District Court for the District of Colorado (if applicable subject matter jurisdictional requirements are present), as CoBank may elect; and, by execution and delivery of this Agreement, Borrower irrevocably submits to such jurisdiction. With respect to litigation concerning this Agreement within the jurisdiction of the courts of the State of Colorado or the United States District Court for the District of Colorado, Borrower hereby irrevocably appoints, until January 15, 2001, The Corporation Company, 1675 Broadway, Denver, Colorado 80202, as the agent of Borrower to receive for and on behalf of Borrower, service of process, which service may be made by mailing a copy of any summons or other legal process to Borrower in care of such agent. Borrower agrees that Borrower shall maintain a duly appointed agent for service of summons and other legal process as long as Borrower remains obligated under this Agreement and shall keep CoBank advised in writing of the identity and location of such agent. The receipt by such agent and/or by Borrower of such summons or other legal process in any such litigation shall be deemed personal service and acceptance by Borrower for all purposes of such litigation.

     C. JURY WAIVER. IT IS MUTUALLY AGREED BY AND BETWEEN COBANK AND BORROWER THAT THEY EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER PARTY ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE PROMISSORY NOTES, OR THE OTHER LOAN DOCUMENTS.

     D. NOTICES. All notices, requests and demands required or permitted under the terms of this Agreement shall be in writing, shall be addressed as set forth in the first paragraph of page 1 of this Agreement or at such other address as either party shall designate in writing, shall be delivered personally, by facsimile, by overnight courier, or by United States Mail

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(postage prepaid), and shall be effective on the date of actual delivery. All notices to CoBank, for itself and as Agent Bank, shall be directed to the attention of Credit Manager, Rural Utility Banking Group.

     E. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of Borrower and CoBank, for itself and as Agent Bank, for the benefit of the present and future Syndication Parties, and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of all of the Syndication Parties.

     F. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement or the other Loan Documents shall not affect the remaining portions of such documents or instruments; in case of such invalidity or unenforceability, such documents or instruments shall be construed as if such invalid or unenforceable provisions had not been included therein.

     G. ENTIRE AGREEMENT/NO NOVATION. This Agreement (together with all exhibits hereto, which are incorporated herein by this reference) and the other Loan Documents represent the entire understanding of CoBank and Borrower with respect to the subject matter hereof and shall replace and supersede any previous agreements of the parties. This Agreement amends and restates the Loan Agreement for RSAs and the Loan Agreement for MSAs and is not intended as, and shall not be deemed to create, a novation or discharge of the underlying indebtedness evidenced thereby.

     H. APPLICABLE LAW. To the extent not governed by federal law, this Agreement and the other Loan Documents, and the rights and obligations of the parties hereto and thereto shall be governed by and interpreted in accordance with the internal laws of the State of Colorado, without giving effect to any otherwise applicable rules concerning conflicts of law.

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     I.  CAPTIONS.  The captions or headings in this Agreement and any table of contents hereof are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Agreement.

     J. AMENDMENTS. This Agreement may not be modified or amended unless such modification or amendment is in writing and is signed by both Borrower and CoBank, for itself and as Agent Bank. Borrower agrees that it shall reimburse CoBank for all fees and expenses incurred by CoBank in retaining outside legal counsel in connection with any amendment or modification to this Agreement requested by Borrower.

     K. ADDITIONAL COSTS. Borrower shall pay to Agent Bank from time to time such amounts as Agent Bank may determine to be necessary to compensate any Syndication Party for any costs incurred by it which Agent Bank determines, based on information presented to it by such Syndication Party, are attributable to such Syndication Party's making or maintaining any Advances hereunder or its obligation to make any such Advances, or any reduction in any amount receivable by such Syndication Party under this Agreement or the Promissory Note payable to it in respect to any such Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any change after the date of this Agreement in United States federal, state, municipal, or foreign laws or regulations (including Regulation
D), or the adoption or making after such date of any interpretations, directives, or requirements applying to a class of banks including such Syndication Party of or under any United States federal, state, municipal, or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof ("Regulatory Change"), which: (a) changes the basis of taxation of any amounts payable to such Syndication Party under this Agreement or the Promissory Note payable to such Syndication Party in respect of any of such Advances (other than taxes imposed on the overall net income of

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

such Syndication Party); or (b) imposes or modifies any reserve, special deposit, or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Syndication Party; or (c) imposes any other condition affecting this Agreement or the Promissory Note payable to such Syndication Party (or any of such extensions of credit or liabilities). Agent Bank will notify Borrower of any event occurring after the date of this Agreement which will entitle such Syndication Party to compensation pursuant to this Section 18.11 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Determinations by Agent Bank for purposes of this Section 18.11 of the effect of any Regulatory Change on the costs of such Syndication Party of making or maintaining Advances or on amounts receivable by such Syndication Party in respect of Advances, and of the additional amounts required to compensate such Syndication Party in respect of any Additional Costs, shall be conclusive, provided that such determinations are made on a reasonable basis. Notwithstanding any of the foregoing provisions of this Section 18.11 if, within ninety (90) days after being given such notice, Borrower pays off all amounts owing to the Syndication Party(s) with respect to which Agent Bank has sent Borrower notice that Borrower is liable for Additional Costs, Borrower shall have no obligation to make any payment of such Additional Costs as to such Syndication Party(s); provided, however, Borrower shall be liable for any Funding Losses on account of such prepayment.

     L. CAPITAL REQUIREMENTS. In the event that the introduction of or any change in (a) any law or regulation, or (b) the judicial, administrative, or other governmental interpretation of any law or regulation, or (c) compliance by any Syndication Party or any corporation controlling any such Syndication Party with any guideline or request from any governmental authority (whether or not having the force of law) has the effect of requiring an increase in the amount of capital required or expected to be maintained by such Syndication Party or any corporation controlling such Syndication Party, and Agent Bank determines that such increase is based in any part upon such

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

Syndication Party's obligations hereunder, and other similar obligations, Borrower shall pay to such Syndication Party such additional amount as shall be certified by such Syndication Party to Agent Bank and to Borrower to be the net present value (discounted at the Base Rate) of (a) the amount by which such increase in capital reduces the rate of return on capital which such Syndication Party could have achieved over the period remaining until the Maturity Date but for such introduction or change, (b) multiplied by such Syndication Party's Pro Rata Share of the Aggregate Commitment; provided that if Borrower pays off all amounts owing to such Syndication Party within ninety (90) days after being given notice to pay, Borrower shall have no obligation to make any payment under this Section 18.12 provided further that Borrower shall be liable for any Funding Losses on account of such prepayment. Agent Bank will notify Borrower of any event occurring after the date of this Agreement that will entitle any such Syndication Party to compensation pursuant to this Section 18.12 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Determinations by Agent Bank and any Syndication Party for purposes of this Section 18.12 of the effect of any increase in the amount of capital required to be maintained by any such Syndication Party and of the amount of compensation owed to any such Syndication Party under this Section
18.12 shall be conclusive, provided that such determinations are made on a reasonable basis.

     M. MUTUAL RELEASE. Upon full indefeasible payment and satisfaction of the Bank Debt and Promissory Notes and the other obligations contained in this Agreement, the parties, including Borrower, Agent Bank, and all Syndication Parties, shall, except as provided in Article 14 hereof, thereupon automatically each be fully, finally, and forever released and discharged from any further claim, liability, or obligation in connection with the Bank Debt.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

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                                    BORROWER:

                                    CELLULAR, INC. FINANCIAL CORPORATION, a
                                    Colorado corporation

                                    By: ______________________
                                    Name:  Daniel P. Dwyer
                                    Its:  Executive Vice President

                                    COBANK:

                                    COBANK, ACB, for itself and as Agent Bank for the benefit of the present and future Syndication Parties

                                    By: _______________________
                                    Name:  Kevin Brunkow
                                    Its:  Assistant Vice President

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